Exhibit 10.15

LEASE AGREEMENT

FANNIN SOUTH PROFESSIONAL BUILDING

BY AND BETWEEN

TIMOTHY L. SHARMA D/B/A

CAMBRIDGE PROPERTIES

(“LESSOR”)

AND

KIROMIC, LLC

(“LESSEE”)

TABLE OF CONTENTS

SEC. 1	LEASED PREMISES	1

SEC. 2	TERM	2

SEC. 3	USE	4

SEC. 4	SECURITY DEPOSIT	5

SEC. 5	BASE RENT	5

SEC. 6	ADDITIONAL RENT	6

SEC. 7	SERVICE AND UTILITIES	11

SEC. 8	MAINTENANCE, REPAIRS AND USE	13

SEC. 9	QUIET ENJOYMENT	14

SEC. 10	ALTERATIONS	15

SEC. 11	FURNITURE, FIXTURES AND PERSONAL PROPERTY	16

SEC. 12	SUBLETTING AND ASSIGNMENT	17

SEC. 13	FIRE AND CASUALTY	19

SEC. 14	CONDEMNATION	20

SEC. 15	DEFAULT BY TENANT	21

SEC. 16	REMEDIES OF LANDLORD	21

SEC. 17	LIEN FOR RENT	23

SEC. 18	NON-WAIVER	23

SEC. 19	LAWS AND REGULATIONS; RULES AND REGULATIONS	24

SEC. 20	ASSIGNMENT BY LANDLORD; LIMITATION OF LANDLORD’S LIABILITY	24

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SEC. 21	SEVERABILITY	24

SEC. 22	SIGNS	24

SEC. 23	SUCCESSORS AND ASSIGNS	25

SEC. 24	SUBORDINATION	25

SEC. 25	TAX PROTEST	26

SEC. 26	HOLDING OVER	26

SEC. 27	INDEPENDENT OBLIGATION TO PAY RENT	26

SEC. 28	INDEMNITY; RELEASE AND WAIVER	27

SEC. 29	INSURANCE	28

SEC. 30	ENTIRE AGREEMENT	28

SEC. 31	NOTICES	28

SEC. 32	COMMENCEMENT DATE	28

SEC. 34	BROKERS	29

SEC. 35	ESTOPPEL CERTIFICATES	29

SEC. 36	NAME CHANGE	29

SEC. 37	BANKRUPTCY	29

SEC. 38	TELECOMMUNICATIONS PROVIDERS	30

SEC. 39	HAZARDOUS SUBSTANCES	30

SEC. 40	NO MONEY DAMAGES FOR FAILURE TO CONSENT	31

SEC. 41	ACKNOWLEDGMENT OF NON-APPLICABILITY OF DTPA	32

SEC. 42	ATTORNEYS’ FEES	32

SEC. 43	AUTHORITY OF TENANT	32

SEC. 44	JOINT AND SEVERAL TENANCY	32

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SEC. 45	EXECUTION OF THIS LEASE AGREEMENT	32

SEC. 46	WAIVER OF TRIAL BY JURY; COUNTERCLAIM	33

SEC. 47	EXHIBITS	33

EXHIBITS:

EXHIBIT A	FLOOR PLAN OF THE LEASED PREMISES
EXHIBIT B	LEGAL DESCRIPTION OF THE LAND
EXHIBIT C	RULES AND REGULATIONS
EXHIBIT D	ACCEPTANCE OF PREMISES MEMORANDUM
EXHIBIT E	LESSEE’S £STOPPEL CERTIFICATE
EXHIBIT F	LESSEE’S WORK LETTER
EXHIBIT G	AIR CONDITIONING AND HEATING SERVICES
EXHIBIT H	INSURANCE REQUIREMENTS
EXHIBIT I	PARKING AGREEMENT

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LEASE AGREEMENT

Office Building

This Lease Agreement (this “Lease Agreement”) is made and entered into as of the Effective Date set forth on the signature page between TIMOTHY L. SHARMA D/B/A CAMBRIDGE PROPERTIES, (“Lessor”), and KIROMIC, LLC, a Texas limited liability company (“Lessee”).

WITNESSETH:

SEC. 1    LEASED PREMISES: In consideration of the mutual covenants as set forth herein, Lessor and Lessee hereby agree as follows:

A.    Lessor hereby leases to Lessee and Lessee hereby leases from Lessor for the rental and on the terms and conditions hereinafter set forth approximately Nine Thousand Three Hundred Fifty-Two (9,352) square feet of Net Rentable Area in the Fannin South Professional Building, Suite 140, located at 7707 Fannin, Harris County, Texas, 77054, as indicated on the floor plan attached hereto as Exhibit “A” (the “Leased Premises”) in an office building (the “Building”) located on that certain tract or parcel of land more particularly described by metes and bounds on Exhibit “B” attached hereto and made a part hereof for all purposes (the “Land”). Facilities and areas of the Building that are intended and designated by Lessor from time to time for the common, general and non-exclusive use of all tenants of the Building are called ‘·Common Areas.” Lessee, its employees, agents, contractors and invitees shall have, at all times while this Lease Agreement is effective, non-exclusive use of such Common Areas. Lessor has the exclusive control over and right to manage the Common Areas. In addition, Lessor shall have the exclusive use and control over all other areas of the Building not designated as Common Areas nor leased exclusively to tenants of the Building, which include, but are not limited to, all risers, horizontal and vertical shafts and telephone closets in the Building. Lessee hereby agrees and acknowledges that Lessor is making no representation, warranty or covenant, and no such representation, warranty or covenant is to be implied, with respect to any information provided to Lessee by Lessor or any other party concerning the Building, including, without limitation, any information provided in this Lease Agreement or in the exhibits attached hereto (including, without limitation, any information as to the design of the Building, its location on the Land, tenants or prospective tenants, etc.) and such information is subject to change at any time and without notice. Lessor shall have the right, in Lessor’s sole discretion, to change the design of the Building and/or the location of the Building on the Land as well as the dimensions, identities, locations and types of any other improvements on the Land, including, without limitation, any parking areas on the Land or otherwise intended to be for the benefit of the Building; provided that such changes do not have a material adverse impact on Lessee’s use of, and access to, the Leased Premises.

B.    The tem1 “Net Rentable Area” shall mean the net rentable area measured according to standards similar to the standards published by the Building Owners and Managers Association International, Publication ANSI Z 65.1-1996, as amended from time to time. The foregoing definition of Net Rentable Area will be used in calculating the Net Rentable Area of the Building and the Leased Premises; provided that Lessee hereby agrees that Lessor’s calculation of Net Rentable Area shall be deemed correct, subject to manifest error, notwithstanding any minor variations in measurement or other minor variations that may have been incurred in the calculation thereof. If the Building is ever demolished, altered, remodeled, renovated, expanded or otherwise changed in such a manner as to alter the amount of space contained therein, then the Net Rentable Area of the Building shall be adjusted and recalculated by using the foregoing method of determining Net Rentable Area.

C.    Lessor shall have sole control over the parking of automobiles and other vehicles and the entrances, exits, and traffic lanes of the parking areas and Building service areas. Subject to Exhibit “I” of this Lease Agreement, Lessee and Lessee’s employees and invitees shall have the right to use the paved parking area adjacent to the Building on the Land on a non-exclusive or general basis with other tenants of the Building and their employees and invitees. Lessor shall have the right to establish and alter, from time to time, reasonable rules and regulations relating to the use of such parking facility, which may include designating certain areas of said parking facility for use by Lessee and Lessee’s employees and invitees.

D.    The Leased Premises shall be delivered to Lessee and Lessee shall accept same, in its current “AS IS, WHERE IS” condition subject to the construction of leasehold Improvements, if any, set forth and described on Exhibit “F” attached hereto and made a part hereof for all purposes. Lessee acknowledges that no representations as to the repair of the Leased Premises or the Building, nor promises to alter, remodel or improve the Leased Premises or the Building, have been made by Lessor, except as are expressly set forth in this Lease Agreement.

SEC. 2    TERM:

A.    The term of this Lease Agreement shall commence on the earliest to occur of (i) Substantial Completion of the leasehold Improvements, as defined in Exhibit “F” hereto; and (ii) one hundred twenty (120) days, subject to an extension as a result of causes beyond the reasonable control of Lessor or Lessee, but no more than thi1ty (30) additional days (such earlier date being herein referred to as the “Commencement Date”) and, unless sooner terminated or renewed and extended in accordance with the terms and conditions set forth herein, shall expire at 11:59 p.m. on the day preceding the third (3rd) yearly anniversary of the Commencement Date (the ‘‘Term”).

B.    This Lease Agreement shall be effective as of the Effective Date and in the event Lessee or its agents, employees or contractors enter the Leased Premises prior to the Commencement Date, such entry shall be subject to the terms and conditions of this Lease Agreement, except that the Rent (as hereinafter defined) shall not commence to accrue as a result of such entry until the date specified in Section 5 below.

C.    Lessee shall have two (2) options (each a “Renewal Option”) to renew and extend the term of this Lease Agreement, each for and additional period of two (2) years (each, an “Extended Term”), commencing on the day following the Expiration Date (or on the day following the expiration of the first Extended Term, as applicable) and expiring two (2) years thereafter, unless the applicable Extended Term shall sooner terminate pursuant to any of the terms of this Lease Agreement or otherwise.

(1)    The Renewal Option may only be exercised by Lessee g1vmg written notice thereof no less than nine (9) months prior to the Expiration Date (or the expiration of the first Extended Term, as applicable). If Lessee fails to give notice of exercise of the Renewal Option within such specified time period, the Renewal Option shall be deemed waived and of no further force and effect, and this Lease Agreement shall expire on the Expiration Date (or on the expiration of the first Extended Term, as applicable).

(2)    Lessee’s right to extend this Lease Agreement as provided for herein can be exercised only if, at the time of such exercise and upon the commencement of the applicable Extended Term, no Event of Default then exists under this Lease Agreement. If such condition is not satisfied or waived by Lessor, the Renewal Option shall be terminated and of no further force and effect, any purported exercise thereof shall be null and void, and this Lease Agreement shall terminate on the Expiration Date.

(3)    If Lessee shall exercise the Renewal Option (in accordance with and subject to the provisions of this Section 2.C), all of the terms, covenants and conditions provided in this Lease Agreement shall continue to apply during the Extended Term, except that (i) with regards to the second Extended Te1m, if applicable, the Base Rent (including, without limitation, the component, if any, of the Base Rent attributable to Lessee’s pro rata share of Operating Expenses) payable by Lessee during the second Extended Term shall be. determined based on the then Prevailing Market Rate (as defined herein) for the Leased Premises (as determined in (3) below), and (ii) any terms, covenants and conditions that are expressly or by their nature inapplicable to the Extended Term (including, without limitation, this Section 2.C) shall be deemed void and of no further force and effect. No assignee of this Lease Agreement (other than a Permitted Transferee) or subtenant of any portion of the Leased Premises shall have any rights hereunder whatsoever.

(4)    Within thirty (30) days following Lessee’s exercise of the second Renewal Option, Lessor shall provide Lessee written notice of its good faith determination of the Prevailing Market Rate for the second Extended Term. Within fifteen (15) days after receipt of Lessor’s determination, Lessee shall notify Lessor in writing that Lessee (i) accepts Lessor’s determination of the Prevailing Market Rate for the second Extended Term, (ii) revokes its exercise of the Renewal Option in which event this Lease Agreement shall te1minate upon the applicable Expiration Date, or (iii) rejects Lessor’s determination of the Prevailing Market Rate for the second Extended Te1m. If Lessee fails to give timely written notice to Lessor of its decision, then Lessee shall conclusively be deemed to have elected to renew for the second Extended Term at the Prevailing Market Rate proposed by Lessor. If Lessee timely accepts or is deemed to have accepted to renew the term at the Prevailing Market Rate proposed by Lessor, then Lessee shall not thereafter be entitled to revoke its exercise of the second Renewal Option. If Lessee so rejects Lessor’s determination, Lessor and Lessee shall endeavor to reach agreement upon the Prevailing Market Rate for the second Extended Term within thirty (30) days from the date of Lessee’s notice to Lessor. In the event that Lessor and Lessee are unable to agree on the Prevailing Market Rate, Lessee may submit the matter to arbitration within ten() 0) days of Lessee’s receipt of the Prevailing Market Rate from the Lessor by delivering written notice of its objection to the Lessor and, thereafter, the Lessor and the Lessee shall discuss the amount of the Prevailing Market Rate for a period of thirty (30) days from the date of Lessee’s w1itten notice of its objection. The Lessor and the Lessee acknowledge and agree that each party may act in its sole discretion during any such discussions. If the Lessor and Lessee are unable to mutually agree on the Prevailing Market Rate within said 30-day period, then the Lessor and the Lessee each shall appoint an arbitrator certified by the American Arbitration Association (“AAA”) in Houston, Texas, with at least seven (7) years’ experience in the valuation of commercial real estate comparable to the Building and Leased Premises (each an “Appraiser” and collectively the “Appraisers”). The Lessor and the Lessee shall deliver to the Appraisers their respective determination of the Prevailing Market Rate (each a “Proposed Prevailing Market Rate”) and each of the Appraisers shall within thirty (30) days of their appointment determine which of the Proposed Prevailing Market Rates is closest to the actual aggregate fair market value of rent for the Leased Premise s. In the instance that both Appraisers select the same Proposed Prevailing Market Rate, then the Lessor and the Lessee agree to accept such Proposed Prevailing Market Rate as the final Prevailing Market Rate. If the Appraisers are unable to agree on the Proposed Prevailing Market Rates delivered by Lessor and Lessee, then these initial two Appraisers shall pick a third Appraiser (the “Third Appraiser”) certified by the AAA and shall notify the Lessor and the Lessee of their appointment. Within thirty (30) days of his or her appointment, the Third Appraiser shall deliver to the Lessor and the Lessee his or her determination of which of the Proposed Prevailing Market Rates proposed by the prior two Appraisers is closest to the fair market value of rent for the Leased Premises and the Lessor and the Lessee agree to accept such Proposed Prevailing Market Rate as the final Prevailing Market Rate. The Lessor and the Lessee shall solely pay the costs for the respective Appraiser selected by each and shall share equally the cost and expenses for the Third Appraiser.

(5)    The “Prevailing Market Rate” shall be determined based on the rates charged to tenants for renewals and extensions of leases of space of comparable size, location and conditions in the Building and comparable buildings and fm1her taking into consideration the following: (i) the location, quality and age of the building, (ii) the use, location, size and floor level(s) of the space in question, (iii) the extent of leasehold Improvements (to be provided) if any, (iv) leasehold improvement allowances if any, (v) abatements (including with respect to base rental, operating expenses and real estate taxes and parking charges), (vi) extent of services provided or to be provided, (vii) base year or dollar amount for escalation purposes (both operating expenses and ad valorem/real estate taxes), (viii) term or length of lease, (ix) the payment of a leasing commission and/or fees/bonuses in lieu thereof, whether to Lessor, any person or entity affiliated with Lessor, or otherwise, (x) any other concession or inducement or condition in making the Prevailing Market Rate determination, (xi) the financial condition and general creditworthiness of the tenant and (xii) all other relevant factors.

SEC. 3    USE: Lessee may use the Leased Premises for office purposes and laboratory purposes, and related research, pre-clinical and clinical studies, development, commercialization and manufacturing activities. Lessor acknowledges that Lessee is a biotechnology company and Lessee shall be permitted to conduct certain research and development activities on the Leased Premises, including working with biological substances, including substances requiring biosafety level 2 containment, and developing and implementing small scale manufacturing processes. The types of activities may include, but not be limited to, the production of biological products using a variety of expression technologies, and downstream purification. Any use of the Leased Premises for these activities will comply with all application laws and regulations. Additionally, Lessee may also conduct certain testing on small animals (e.g., mice, rats, rabbits) for research and development purposes involving materials or products produced or used by Lessee. The Leased Premises shall not be used for any purpose which would tend to lower the character of the Building, or create unreasonable elevator loads or otherwise interfere with standard Building operations and Lessee shall not engage in any activity which does not comply with the standards of the Building. Lessee agrees specifically that no food, soft drink or other vending machine will be installed within the Leased Premises without the prior written consent of Lessor, which collectively may be withheld in Lessor’s sole discretion.

SEC. 4    SECURITY DEPOSIT: In conjunction with the execution of this Lease Agreement, Lessee shall deliver a security deposit in the amount of Twenty Nine Thousand Six Hundred Fourteen and 66/100 Dollars ($29,614.66); provided, however, Lessor shall credit Lessee Fourteen Thousand Eight Hundred Seven and 33/100 Dollars ($14,807.33) against the Base Rent for the thirteenth (13th) month following the Commencement Date. Upon the occurrence of any Event of Default (as hereinafter defined) by Lessee, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit paid to Lessor by Lessee as herein provided to the extent necessary to make good any arrears of Rent (as hereinafter defined) and any other actual damage, injury, expense or liability caused to Lessor by such Event of Default. Following any such application of the security deposit, Lessee shall pay to Lessor on demand the amount so applied in order to restore the security deposit to the amount thereof existing prior to such application. Any remaining balance of the security deposit shall be returned by Lessor to Lessee within thirty (30) days after the termination of this Lease Agreement provided, however, Lessor shall have the right to retain and expend such remaining balance (a) to reimburse Lessor for any and all rentals or other sums due hereunder that have not been paid in full by Lessee and/or (b) for cleaning and repairing the Leased Premises if Lessee shall fail to deliver same at the termination of this Lease Agreement in a neat and clean condition and in as good a condition as existed at the date of possession of same by Lessee, ordinary wear and tear only excepted. Lessee shall not be entitled to any interest on the security deposit. Such security deposit shall not be considered an advance payment of rental or a measure of Lessor’s damages in case of an Event of Default by Lessee.

SEC. 5    BASE RENT:

A.    As part of the consideration for the execution of this Lease Agreement, Lessee covenants and agrees and promises to pay as base rent an annual sum of Nineteen and 00/100 Dollars ($19.00) per square foot of Net Rentable Area in the Leased Premises (the “Base Rent”) payable to Lessor at the address specified in Section 31 below (or such other address as may be designated by Lessor in writing from time to time upon at least thirty (30) days’ prior notice) in monthly installments of Fourteen Thousand Eight Hundred Seven and 33/100 Dollars

($14,807.33) in legal tender of the United States of America, in advance, without demand, set-off or counterclaim. on the first day of each calendar month during the term hereof and any extensions or renewals hereof; provided, however, the first monthly payment of Base Rent shall be made on the Commencement Date.

B.    In addition to the foregoing Base Rent, Lessee agrees to pay to Lessor as additional rent all charges for any services, goods or materials furnished by Lessor at Lessee’s request which are not required to be furnished by Lessor under this Lease Agreement, as well as other sums payable by Lessee here under, within ten (10) days after Lessor renders a statement therefor to Lessee. All Rent (as hereinafter defined) shall bear interest from the date due until paid at the greater of (i) two percent (2%) above the “prime rate” per annum of JPMorgan Chase Bank, a New York banking corporation or its successor (“JPMorgan Chase”), in effect on said due date (or if the “prime rate” be discontinued, the base reference rate then being used by JPMorgan Chase to define the rate of interest charged to commercial borrowers) or (ii) twelve percent (12%) per annum; provided , however , in no event shall the rate of interest hereunder exceed the maximum non-usurious rate of interest (hereinafter called the “Maximum Rate”) permitted by the applicable laws of the State of Texas or the United States of America, and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be the weekly ceiling (as defined and described in Chapter 303 of the Texas Finance Code, as amended) at the applicable time in effect.

SEC. 6    ADDITIONAL RENT:

A.    As part of the consideration for the execution of this Lease Agreement, and in addition to the Base Rent specified above, Lessee covenants and agrees to pay, for each calendar year after the calendar year 2016 (the “Base Year”), as additional rent (the “Additional Rent”), Lessee’s pro rata share of the Operating Expenses (as hereinafter defined) for that year which exceed the Operating Expenses for the Base Year. Lessee’s pro rata share is thirteen percent (13%), calculated by dividing the Net Rentable Area in the Leased Premises (9,352) by the Net Rentable Area in the Building (70,345). The Base Rent, Additional Rent and all other sums of money that become due and payable under this Lease Agreement shall collectively be referred to as “Rent”.

B.    All Operating Expenses shall be determined in accordance with generally accepted accounting principles, consistently applied and shall be computed on the accrual basis. The term ‘‘Operating Expenses” as used herein shall mean all expenses, costs and disbursements in connection with the ownership, operation, maintenance and repair of the Building, the Land, related pedestrian walkways, landscaping, fountains, roadways and parking facilities, and such additional facilities to service any of the foregoing in subsequent years as may be necessary or desirable in Lessor’s discretion, including but not limited to the following:

(1)

Wages and salaries of the dedicated on-site personnel of any management company engaged to manage the Building and of all employees engaged in the operation, security, cleaning and maintenance of the Building, including customary taxes, insurance and benefits relating thereto.

(2)	All supplies, tools, equipment and materials used m operation and maintenance of the Building.

(3)	Cost of all utilities for the Building, including but not limited to the costs of water and power, heating, lighting, air conditioning and ventilation.

(4)

Cost of all janitorial service, maintenance and service agreements for the Building and the equipment therein, including alarm service, security service, window cleaning, janitorial service and elevator maintenance.

(5)

Cost of all insurance relating to the Building which Lessor may elect to obtain, including but not limited to casualty and liability insurance applicable to the Building and Lessor’s personal property used in connection therewith.

(6)

All taxes and assessments and other governmental charges whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others subsequently created or otherwise, and any other taxes and improvement assessments attributable to the Building or its operation excluding, however, federal and state taxes on income; provided, however, that if at any time during the Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be discontinued and as a substitute therefor, or in lieu of an addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Building or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within Operating Expenses to the extent that such substitute or additional tax would be payable if the Building were the only property of the Lessor subject to such tax. It is agreed that Lessee will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that the same exceed standard building allowance.

(7)

Amortization of the cost of installation of capital investment items that have been or are hereafter installed for the purpose of reducing Operating Expenses or which may be required by any laws, ordinances, orders, rules, regulations and requirements which impose any duty with respect to or otherwise relate to the use, condition, occupancy, maintenance or alteration of the Building, whether now in force or hereafter enacted. All such costs which relate to the installation of such capital investment items shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles as reasonably determined by Lessor.

(8)	The property management fees incurred by Lessor.

(9)	Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Lessee or other third parties) for the Building.

(10)

A reasonable allocation, as determined by Lessor, of costs and expenses of operating any facilities, including, without limitation, parking, common area and central plant facilities, which service the Building and other buildings owned by Lessor or any affiliate of Lessor or which are for the shared use of the tenants of the Building and tenants of other buildings owned by Lessor or any affiliate of Lessor.

Notwithstanding the foregoing, Operating Expenses shall not include any of the following:

(1)	Costs for which Lessor is reimbursed by any lessee (other than as a reimbursement of Operating Expenses) or Lessee, or by Lessor’ s insurance carrier or any lessee’s carrier or by anyone else.

(2)	Interest, principal, points and fees on debt or amortization payment on any mortgages, deeds of trust or other debt instruments.

(3)	Depreciation and amortization except as permitted pursuant to Section 6.B.

(4)

Leasing commissions of any kind and attorneys’ fees incurred in connection with (i) negotiations or disputes with lessees or other occupants, or prospective lessees or other occupants, or (ii) the enforcement of any leases, or (iii) the defense of Lessor’s title to or interest in the Building or Land or any part thereof or Common Areas or any part thereof.

(5)	Costs included in renovating or otherwise improving space for lessees or other occupants, or vacant space in the Building.

C.    If the Term of this Lease Agreement as described above commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then the installments of Base Rent for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. The payment for such prorated month shall be calculated by multiplying the monthly installment by a fraction, the numerator of which shall be the number of days of the Term occurring during said commencement or termination month, as the case may be, and the denominator of which shall be the total number of days occurring in said commencement or termination month. Also, if the Term of this Lease Agreement commences or terminates on a day other than the first day of a calendar year, Lessee’s Additional Rent shall be prorated for such commencement or termination year, as the case may be, by multiplying each by a fraction, the numerator of which shall be the number of days of the Term during the commencement or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in Section 6.E below shall be made as soon as reasonably possible after the termination of this Lease Agreement, Lessor and Lessee hereby agreeing that the provisions relating to said calculation shall survive the termination of this Lease Agreement.

D.    On or about January 1 of each calendar year after the Base Year during the Term, Lessor shall deliver to Lessee Lessor’s good faith estimate (the “Estimated Additional Rent”) of Lessee’s Additional Rent for such year. The Estimated Additional Rent shall be paid in equal installments in advance on the first day of each month. If Lessor does not deliver an estimate to Lessee for any year by January 1 of that year, Lessee shall continue to pay Estimated Additional Rent based on the prior year’s estimate. From time to time during any calendar year or upon at least thirty (30) days ‘ prior written notice to Lessee, Lessor may revise its estimate of the Additional Rent for that year based on either actual or reasonably anticipated increases in Operating Expenses, and the monthly installments of Estimated Additional Rent shall be appropriately adjusted for the remainder of that year in accordance with the revised estimate so that by the end of the year, the total payments of Estimated Additional Rent paid by Lessee shall equal the amount of the revised estimate.

E.    Within one hundred fifty (150) days after the end of each calendar year during the Term, or as soon as reasonably practicable thereafter, Lessor shall provide Lessee a statement, (the “Year End Statement”) showing the Operating Expenses for said calendar year, prepared in accordance with generally accepted accounting practices, and a statement prepared by Lessor comparing Estimated Additional Rent paid by Lessee with actual Additional Rent. If the Estimated Additional Rent paid by Lessee, if any, exceeds the actual Additional Rent for said calendar year, Lessor shall pay Lessee an amount equal to such excess at Lessee’s option, by either giving a credit against rentals next due, if any, or by direct payment to Lessee within thirty (30) days of the date of such statement. If the actual Additional Rent exceeds Estimated Additional Rent for said calendar year, Lessee shall pay the difference to Lessor within thirty (30) days of receipt of the statement. The provisions of this paragraph shall survive the expiration or termination of this Lease Agreement.

F.    Lessee Audit Right. After receiving an annual Operating Expenses statement and giving Lessor ten (10) days’ prior written notice thereof, Lessee may audit Lessor’s records relating to Operating Expenses for the period of time covered by such statement in accordance with the following provisions. If Lessee fails to object to the calculation of Operating Expenses on the Year End Statement within forty-five (45) days after the statement has been delivered to Lessee, then Lessee shall have waived its right to object to the calculation of Operating Expenses for the year in question and the calculation of Operating Expenses set forth on such statement shall be final. Lessee’s audit shall be conducted where Lessor maintains its books and records, shall not unreasonably interfere with the conduct of Lessor’s business, and shall be conducted only during business hours reasonably designated by Lessor. Lessee shall pay the cost of such audit incurred by Lessee unless the total Operating Expenses for the period in question is determined to be in error by more than four percent (4%), in the aggregate, more than the actual Operating Expenses due for such period, in which case Lessor shall pay the audit cost. Lessee may not have an audit performed more than once during any calendar year. Lessee or the accounting firm conducting such audit shall, at no charge to Lessor, submit its audit report in draft form to Lessor. If such audit reveals that an error was made in the Operating Expenses previously charged to Lessee, then Lessor shall refund to Lessee any overpayment of any such Expenses, or Lessee shall pay to Lessor any underpayment of any such Expenses, as the case may be, within 30 days after notification thereof. Lessee shall maintain the results of each such audit confidential and shall not be permitted to use any third party to perform such audit, other than an independent firm of certified public accountants (1) reasonably acceptable to Lessor, (2) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Lessee shall deliver the fee agreement or other similar evidence of such fee arrangement to Lessor upon request), and (3) which agrees with Lessor in writing to maintain the results of such audit confidential.

G.    Notwithstanding any other provision herein to the contrary, it is agreed that if less than ninety-five percent (95%) of the Net Rentable Area of the Building is occupied during any calendar year or if less than ninety-five percent (95%) of the Net Rentable Area of the Building is not provided with Building standard services during any calendar year, an adjustment shall be made in computing each component of the Operating Expenses for that year which varies with the rate of occupancy of the Building (such as, but not limited to, utility costs, management fees and janitorial costs) so that the total Operating Expenses shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during such year and as though ninety-five percent (95%) of the Building had been provided with Building standard services during that year.

H.    All Additional Rent shall be paid by Lessee to Lessor contemporaneously with the required payment of Base Rent on the first day of each calendar month, monthly in advance, for each month of the Term, in lawful money of the United States at the address specified in Section 31 below (or such other address as may be designated by Lessor in writing from time to time). No payment by Lessee or receipt by Lessor of an amount less than the amount of Rent herein stipulated to be paid shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement on any check or any letter accompanying such payment of Rent be deemed an accord and satisfaction, but Lessor may accept such payment without prejudice to his rights to collect the balance of such Rent.

I.    Notwithstanding anything to the contrary contained herein, Lessor shall cap all Controllable Expenses at five percent (5%), cumulative. Lessor shall use reasonable efforts to provide such services and to pay such expenses in a cost-effective manner, which when practical, shall include competitive bidding for maintenance, insurance and other costs and the protesting of taxes.

J.    For purposes hereof, the following terms shall have the following meanings:

“Uncontrollable Expenses” shall mean Taxes, insurance premiums, utility costs, costs incurred in complying with any law enacted after the Commencement Date, wages and salaries affected by the minimum wage and other costs beyond the reasonable control of Landlord to the extent generally recognized by landlords of comparable buildings as operating expenses the amount of which is not within the reasonable control of landlords.

“Controllable Expenses” shall mean all Operating Expenses other than Uncontrollable Expenses.

“Base Amount” shall mean the amount of the Controllable Expenses for calendar year 2016.

“Cap Amount” shall mean, for calendar year 2017, 105% of the Base Amount and, for any calendar year after 2018, 105% of the Controllable Expenses for the immediately preceding calendar year.

SEC. 7    SERVICE AND UTILITIES:

A.    Provided no Event of Default (as hereinafter defined) has occurred and is continuing hereunder, and subject to the provisions of Sections 7.B and 7.C below, Lessor shall furnish the following services and amenities (collectively, the “Required Services”) to Lessee (and its assignees and subleases permitted hereunder) while occupying the Leased Premises:

(1)	Domestic water at those points of supply provided for general use of the tenants of the Building;

(2)

Central heat, ventilation and air conditioning in season, at such times, at such temperatures and in such amounts as are considered by Lessor to be standard, all as more particularly described on Exhibit “G” attached hereto and made a part hereof for all purposes;

(3)	Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Lessor to be standard;

(4)

Janitor service on a five (5) day week basis, in the manner and to the extent deemed standard by Lessor during the periods and hours as such services are normally furnished to all tenants in the Building;

(5)	On-site security personnel and equipment for the Building; provided, however, that Lessee agrees that Lessor shall not be responsible for the adequacy or effectiveness of such security;

(6)

Electrical facilities to furnish during normal operating hours (i) power to operate typewriters, personal computers, calculating machines , photocopying machines and other equipment that operates on 120/208 volts (collectively, the “Low Power Equipment”); provided, however, total rated connected load by the Low Power Equipment shall not exceed an average of five (5) watts per square foot of Net Rentable Area of the Leased Premises and (ii) power to operate Lessee’s lighting and Lessee’s equipment that operates on 277/480 volts (collectively, the ‘‘High Power Equipment”); provided, however, total rated connected load by the High Power Equipment shall not exceed an average of two (2) watts per square foot of Net Rentable Area of the Leased Premises. In the event that the Lessee’s connected loads for low electrical consumption (120/208 volts) and high electrical consumption (277/480 volts) are in excess of those loads stated above, and Lessor agrees to provide such additional load capacities to Lessee (such determination to be made by Lessor in its sole discretion), then Lessor may install and maintain, at Lessee’s expense, electrical submeters, wiring, risers, transformers, and electrical panels, and other items required by Lessor, in Lessor’s discretion, to accommodate Lessee’s design loads and capacities that exceed those loads stated above, including, without limitation, the installation and maintenance thereof. If Lessee shall consume electrical current in excess of 0.75 kilowatt hours per square foot of Net Rentable Area in the Leased Premises per month, Lessee shall pay to Lessor the actual costs to Lessor to provide such additional consumption as Additional Rent. Lessor may determine the amount of such additional consumption and potential consumption by either or both: (1) a survey of standard or average tenant usage of electricity or other utilities in the Building performed by a reputable consultant selected by Lessor and paid for by Lessee; or (2) a separate meter in the Leased Premises installed, maintained, and read by Lessor at Lessee’s expense. If any supplemental heating, ventilation and air-conditioning unit is installed in the Leased Premises or serves the Leased Premises (the “Supplemental HVAC Equipment”), Lessor shall install and maintain electrical submeters, at Lessee’s expense, to monitor Lessee’s actual aggregate consumption of electrical power by the Supplemental HVAC Equipment. Lessee shall reimburse Lessor for such consumption as billed as Additional Rent, based on average kilowatt hour or other unit charge over the applicable billing period within thirty (30) days after such billing. Lessee shall further have the right to install a generator, subject to Lessor’s approval such approval not to be unreasonably withheld, conditioned or delayed.

(7)	All Building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas outside of the Leased Premises, rest rooms and stairwells; and

(8)	Non-exclusive passenger elevator service to the Leased Premises twenty-four (24) hours per day and non-exclusive freight elevator service during normal business hours.

B.    The obligation of Lessor to provide the Required Services shall be subject to governmental regulation thereof (i.e., rationing, temperature control, etc.) and any such regulation that impairs Lessor’ s ability to provide the Required Services as herein stipulated shall not constitute an Event of Default hereunder but rather providing the applicable Required Services to the extent allowed pursuant to such regulations shall be deemed to be full compliance with the obligations and agreements of Lessor hereunder.

C.    To the extent any of the Required Services require electricity, gas and water supplied by public utilities or others, Lessor’s covenants hereunder shall only impose on Lessor the obligation to use its good faith efforts to cause the applicable public utilities or other providers to furnish the same. Failure by Lessor to furnish any of the Required Services to any extent, or any cessation thereof, due to failure of any public utility or other provider to furnish service to the Building, or any other cause beyond the reasonable control of Lessor, shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of Rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. As used herein, the phrase “causes beyond the reasonable control of Lessor” shall include, without limitation, acts of the public enemy, restraining of government, unavailability of materials, strikes, civil riots, floods, hurricanes, tornadoes, earthquakes and other severe weather conditions or acts of God. In the event of any failure by Lessor to furnish any of the Required Services to any extent, or any cessation thereof, due to malfunction of any equipment or machinery, or any other cause within the reasonable control of Lessor arising as a result of Lessor’s negligence or willful misconduct, and such cessation continues for five (5) consecutive business days or longer, Rent payable by Lessee shall abate effective as of the date of such interruption of any Required Service with respect to the affected portion of the Leased Premises , irrespective of whether or not Lessee continues to use all or a portion of the affected areas. In the event the Required Services are interrupted for ninety (90) or more consecutive days through no fault of Lessee, then Lessee will have the right to terminate the lease upon written notice to Lessor.

D.    Lessee hereby acknowledges and agrees that Lessor is obligated to provide only the Required Services under this Lease Agreement, and that Lessor, its agents and representatives, have made no representations whatsoever of any additional services or amenities to be provided by Lessor now or in the future under this Lease Agreement. Notwithstanding the foregoing, Lessee recognizes that Lessor may, at Lessor’s sole option, elect to provide additional services or amenities for the tenants of the Building from time to time, and hereby agrees that Lessor’s discontinuance of any provision of any such additional services or amenities shall not constitute a default of Lessor under this Lease Agreement nor entitle Lessee to any abatement of or reduction in Rent.

SEC. 8    MAINTENANCE, REPAIRS AND USE:

A.    Lessor shall provide for the cleaning and maintenance of the public portions of the Building including painting and landscaping surrounding the Building. Unless otherwise expressly stipulated herein, Lessor shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the Term, except such repairs as may be required by normal maintenance operations which shall include repairs to the exterior walls, corridors, windows, roof and other structural elements and equipment of the Building, and such additional maintenance as may be necessary because of damages by persons other than Lessee, its agents, employee s, invitees, visitors or licensees. Lessee shall provide Lessor with access codes to the alarm for Lessor’s engineer staff and janitorial staff to access the Building after hours.

B.    Lessor, its officers, agents and representatives, subject to any security regulations imposed by any governmental authority, shall have the right to enter parts of the Leased Premises upon twenty-four (24) hours prior written notice (except in cases of emergency for which no such prior written notice shall be required) at all reasonable hours to inspect, clean, make repairs, alterations and additions to the Building or Leased Premises which it may reasonably deem necessary or desirable, or to provide any service which it is obligated to furnish to Lessee, and Lessee shall not be entitled to any abatement or reduction of Rent by reason thereof. Lessor acknowledges and agrees that certain internal areas of the Leased Premises will be subject to secured access, at Lessee’s sole discretion, and during any entry by Lessor into such secured areas, Lessor shall be at all times accompanied by a representative of Lessee.

C.    Lessor may, at its option and at the cost and expense of Lessee, repair or replace any damage or injury done to the Building or any part thereof, caused by Lessee, Lessee’ s agents, employees, licensees, invitees or visitors; Lessee shall pay the cost thereof to Lessor within ten (10) days of written demand thereof, together with reasonable supporting evidence of such costs. Lessee further agrees to maintain and keep the interior of the Leased Premises in good repair and condition at Lessee’s expense. Lessee agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease Agreement, by lapse of time or otherwise, to deliver up the Leased Premises to Lessor in as good condition as on date of possession by Lessee, ordinary wear and tear alone excepted, and upon such termination of this Lease Agreement, Lessor shall have the right to re-enter and resume possession of the Leased Premises.

D.    Lessee will not use, occupy or permit the use or occupancy of the Leased Premises for any purpose which is directly or indirectly forbidden by law, ordinance or governmental or municipal regulation or order, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may unreasonably interfere with, annoy or disturb the quiet enjoyment of any other tenant of the Building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Building; or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents and if there is any increase in such rates by reason of acts of Lessee, then Lessee agrees to pay such increase promptly upon demand therefor by Lessor. In the event Lessee fails to correct, cure or discontinue such prohibited or dangerous use following notice within the applicable cure period set forth herein, such failure shall constitute an Event of Default by Lessee hereunder and Lessor shall have all of its remedies as set forth in this Lease Agreement.

SEC. 9    QUIET ENJOYMENT:

A.    Lessee, on paying the said Rent and performing the covenants herein agreed to be by it performed, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the said Term.

B.    Notwithstanding anything herein to the contrary, Lessor hereby expressly reserves the right in its sole discretion to (i) temporarily or permanently change the location of, close, block or otherwise alter any streets, driveways, entrances, corridors, doorways or walkways leading to or providing access to the Building or any part thereof or otherwise restrict the use of same provided such activities do not unreasonably impair Lessee’s access to and use of the Leased Premises, (ii) improve, remodel, add additional floors to or otherwise alter the Building, provided the same do not unreasonably impair Lessee’ s access to, and use of, the Leased Premises, (iii) construct, alter, remodel or repair one or more parking facilities (including garages) on the Land, provided the same do not unreasonably impair Lessee’s access to, and use of, the Leased Premises, (iv) convey, transfer or dedicate portions of the Land. In addition, Lessor shall have the right, in its sole discretion, at any time during the Term to attach to any or all of the Building windows a glazing, coating or film or to install storm windows for the purpose of improving the Building’s energy efficiency. Lessee shall not remove, alter or disturb any such glazing, coating or film. The addition of such glazing, coating or film, or the installation of storm windows or the exercise of any of Lessor’s rights pursuant to this Section 9, shall in no way reduce Lessee’s obligations under this Lease Agreement or impose any liability on Lessor and it is agreed that Lessor shall not incur any liability whatsoever to Lessee as a consequence thereof and such activities shall not be deemed to be a breach of any of Lessor’ s obligations hereunder. Lessor agrees to exercise good faith in notifying Lessee within a reasonable time in advance of any alterations, modifications or other actions of Lessor under this Section 9 if such alterations, modifications or other actions could reasonably interfere with Lessee’ s conduct of business from the Leased Premises. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be effected on lands adjacent to the Building shall in no way affect this Lease Agreement or impose any liability on Lessor. Noise, dust or vibration or other incidents to new construction of improvements on lands adjacent to the Building, whether or not owned by Lessor, or on the Land shall in no way affect this Lease Agreement or impose any liability on Lessor. Lessee agrees to reasonably cooperate with Lessor, at no additional cost to Lessee, in furtherance of Lessor’s exercise of any of the rights specified in this Section 9.

SEC. 10 ALTERATIONS:

A.    Lessee shall not make or allow to be made (except as otherwise provided in this Lease Agreement) any alterations or physical additions (including fixtures) in or to the Leased Premises, or place safes, vaults or other heavy furniture or equipment within the Leased Premises, without first obtaining the written consent of Lessor. Lessee shall submit requests for consent to make alterations or physical additions together with copies of the plans and specifications for such alterations. Subsequent to obtaining Lessor’s consent and prior to commencement of construction of the alterations, Lessee shall deliver to Lessor the building permit, a copy of the executed construction contract covering the alterations and evidence of contractor’s and subcontractor’s insurance, such insurance being with such companies, for such periods and in such amounts as Lessor may ‘reasonably require, naming the Lessor Parties (as defined on Exhibit “H”) as additional insureds. Lessee shall pay to Lessor upon demand a review fee in the amount of Lessor’s actual costs incurred to compensate Lessor for the cost of review and approval of the plans and specifications and for additional administrative costs incurred in monitoring the construction of the alterations, not to exceed Five Hundred and

00/100 Dollars ($500.00). Lessee shall deliver to Lessor a copy of the “ as-built” plans and specifications for all alterations or physical additions so made in or to the Leased Premises, and shall reimburse Lessor for the actual out of pocket cost incurred by Lessor to update its current architectural plans for the Building.

B.    Lessee shall indemnify, defend (with counsel reasonably acceptable to Lessor) and hold harmless the Lessor Parties from and against all costs (including reasonable attorneys’ fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Lessee to the Leased Premises, including but not limited to any mechanics’ or materialmen’s liens asserted in connection therewith.

C.    Lessee shall not be deemed to be the agent or representative of Lessor in making any such alterations, physical additions or improvements to the Leased Premises, and shall have no right, power or authority to encumber any interest in the Land in connection therewith other than Lessee’s leasehold estate under this Lease Agreement. However, should any mechanics’ or other liens be filed against any portion of the Land or any interest therein (other than Lessee’ s leasehold estate hereunder) by reason of Lessee’s acts or omissions or because of a claim against Lessee or its contractors, Lessee shall cause the same to be canceled or discharged of record by bond or otherwise within ten (10) days after written notice by Lessor. If Lessee shall fail to cancel or discharge said lien or liens, within said ten (10) day period, which failure shall be deemed to be a default hereunder, Lessor may, at its sole option and in addition to any other remedy of Lessor hereunder, cancel or discharge the same and upon Lessor’s demand, Lessee shall promptly reimburse Lessor for all actual costs incurred in canceling or discharging such lien or liens.

D.    Lessee shall cause all alterations, physical additions, and improvements (including fixtures), constructed or installed in the Leased Premises by or on behalf of Lessee to comply with all applicable governmental codes, ordinances, rules, regulations and laws. Lessee acknowledges and agrees that neither Lessor’s review and approval of Lessee’ s plans and specifications nor its observation or supervision of the construction or installation thereof shall constitute any warranty or agreement by Lessor that same comply with such codes, ordinances, rules, regulations and laws.

E.    Lessor represents and warrants that the Building and Premises are in compliance with applicable governmental codes, ordinances, rules, regulations and laws to accommodate disabled employees and customers of Lessee, including, without limitation, compliance with the Americans with Disabilities Act (42 U.S.C. §§ 12101 et seq.) and the Texas Architectural Barriers Act (Tex.Rev.Civ.Stat. Art 9201) (collectively, the “Accommodation Laws”). Lessor shall be responsible for making all accommodations and alterations to the Common Areas of the Building necessary to comply with the Accommodation Laws. Lessor may perform, at Lessee’s sole cost and expense, any accommodations or alterations that are required by the Accommodation Laws to any area outside of the Leased Premises which are triggered by any alterations or additions to the Leased Premises or Lessee’ s use of the Leased Premises.

SEC. 11    FURNITURE, FIXTURES AND PERSONAL PROPERTY:

Lessee may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided: (a) such removal is made prior to the termination of this Lease Agreement; (b) Lessee is not in default of any obligation or covenant under this Lease Agreement at the time of such removal; and (c) Lessee promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alterations or additions to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Lessor and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of the Lease Agreement by lapse of time or otherwise, Lessee hereby waiving all rights to any payment or compensation therefor. If , however, Lessor so requests in writing prior to the termination of this Lease Agreement, Lessee will, prior to termination of this Lease Agreement, remove any and all alterations, additions, fixtures, equipment and property placed or installed by Lessee in the Leased Premises and will repair any damage caused by such removal. In addition, Lessee shall be required prior to the termination of this Lease Agreement to remove all of its telecommunications equipment, including, but not limited to, all switches, cabling, wiring, conduit, racks and boards, whether located in the Leased Premises or in the Common Areas. If Lessee does not complete all removals prior to the termination of this Lease Agreement, Lessor may remove such items (or contract for the removal of such items) and Lessee shall reimburse Lessor within ten (10) days of written demand thereof, together with reasonable evidence, for the actual costs incurred by Lessor in connection therewith.

SEC. 12    SUBLETTING AND ASSIGNMENT:

A.    Lessee shall have the right, without Lessor’s approval, to assign or sublease all or any part of the Premises to any company or entity into which it is merged, or to license or sublease a portion of the Premises to a customer or vendor when such agreement shall be for the purpose of facilitating business with the customer or vendor. Notwithstanding the forgoing, in the event Lessee should desire to assign this Lease Agreement or sublet the Leased Premises to a third-party (which shall specify the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby, the proposed rentals on a square foot basis chargeable thereunder and sufficient information of the proposed sublessee or assignee regarding its financial condition and business operations) of such desire at least forty-five (45) days in advance of the date on which Lessee desires to make such assignment or sublease or allow such a use or occupancy. Lessor shall then have a period of thirty (30) days following receipt of such notice within which to notify Lessee in writing that Lessor elects:

(1)

in the event such assignee or sublessee fails to meet the conditions set forth in subparagraph (3) below, to refuse to permit Lessee to assign this Lease Agreement or sublet such space, and in such case this Lease Agreement shall continue in full force and effect in accordance with the terms and conditions hereof; or

(2)	Intentionally Deleted; or

(3)	to pen-nit Lessee to assign this Lease Agreement or sublet such space for the duration specified in such notice, subject to Lessor’s subsequent written approval of the proposed assignee or sublessee, which approval shall not be unreasonably withheld if (a) the nature and character of the proposed assignee or sublessee, its business and activities and intended use of the Leased Premises are in Lessor’s reasonable judgment consistent with the current standards of the Building and the floor or floors on which the Leased Premises are located, (b) neither the proposed assignee or sublessee (nor any patty which, directly or indirectly, controls or is controlled by or is under common control with the proposed assignee or sublessee) is a department, representative or agency of any governmental body or then an occupant of any part of the Building or a party with whom Lessor is then negotiating to lease space in the Building or in any adjacent Building owned by Lessor or an affiliate of Lessor, (c) the form and substance of the proposed sublease or instrument of assignment is reasonably acceptable to Lessor and is expressly subject to all of the terms and provisions of this Lease Agreement and to any matters to which this Lease Agreement is subject, (d) the proposed occupancy would not (1) increase the office cleaning requirements, (2) impose an extra burden upon the services to be supplied by Lessor to Lessee hereunder, (3) violate the current rules and regulations of the Building, (4) violate the provisions of any other leases of tenants in the Building or (5) cause alterations or additions to be made to the Building (excluding the Leased Premises), (e) Lessee enters into a written agreement with Lessor whereby it is agreed that any rent realized by Lessee as a result of said sublease or assignment in excess of the Base Rent and Additional Rent payable to Lessor by Lessee under this Lease Agreement and any and all sums and other considerations of whatsoever nature paid to Lessee by the assignee or sublessee for or by reason of such assignment or sublease, including, but not limited to, sums paid for the sale of Lessee’s fixtures, leasehold Improvements, equipment , furniture, furnishings or other personal property in excess of the fair market value thereof (that is, after deducting and giving Lessee credit for Lessee’s reasonable costs directly associated therewith, including reasonable brokerage fees and the reasonable cost of remodeling or otherwise improving the Leased Premises for said assignee or sublessee but excluding any free rentals or the like offered to any such sublessee or assignee) shall be payable to Lessor as it accrues as additional rent hereunder, provided, however, that Lessee shall have the right to retain fifty percent (50%) of any net profits generated thereby, (t) the granting of such consent will not constitute a default under any other agreement to which Lessor is a party or by which Lessor is bound and (g) the creditworthiness of the proposed assignee or sublessee is acceptable to Lessor, in Lessor’ s sole discretion.

B.    No assignment or subletting by Lessee shall be effective unless Lessee shall execute, have acknowledged and deliver to Lessor, and cause each sublessee or assignee to execute, have acknowledged and deliver to Lessor, an instrument in form and substance acceptable to Lessor in which (i) such sublessee or assignee adopts this Lease Agreement and assumes and agrees to perform jointly and severally with Lessee, all of the obligations of Lessee under this Lease Agreement, as to the space transferred to it, (ii) Lessee and such sublessee or assignee agree to provide to Lessor, at their expense, direct access from a public corridor in the Building to the transferred space, (iii) such sublessee or assignee agrees to use and occupy the transferred space solely for the purpose specified in Section 3 and otherwise in strict accordance with this Lease Agreement and (iv) Lessee acknowledges and agrees that, notwithstanding such subletting or assignment, Lessee remains directly and primarily liable for the performance of all the obligations of Lessee hereunder (including, without limitation, the obligation to pay Rent), and Lessor shall be permitted to enforce this Lease Agreement against Lessee or such sublessee or assignee, or both, without prior demand upon or proceeding in any way against any other persons. Lessee shall, upon ten (10) days written notice, reimburse Lessor for all reasonable expenses actually incurred by Lessor in connection with a request made by Lessee pursuant to this Section 12, including, without limitation, any investigations as to the acceptability of the proposed assignee or sublessee and all legal costs reasonably incurred in connection with the granting of any requested consent.

C.    Any consent by Lessor to a particular assignment or sublease shall not constitute Lessor’s consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by any assignee or sublessee shall be subject to the provisions of this Section 12 as if it were a proposed sublease or assignment by Lessee. The prohibition against an assignment or sublease described in this Section 12 shall be deemed to include a prohibition against (i) Lessee’s mortgaging or otherwise encumbering its leasehold estate, (ii) an assignment or sublease which may occur by merger or operation of law and (iii) permitting the use or occupancy of the Leased Premises, or any part thereof, by anyone other than Lessee, each of which shall be ineffective and void and shall constitute an event of default under this Lease Agreement unless consented to by Lessor in writing in advance. For purposes hereof, the transfer of the ownership or voting rights in a controlling interest of the voting stock of Lessee (if Lessee is a corporation) or the transfer of a general partnership interest or a majority of the limited partnership interest in Lessee (if Lessee is a partnership), at any time throughout the Term, shall be deemed to be an assignment of this Lease Agreement.

SEC. 13    FIRE AND CASUALTY:

A.    In the event of a fire or other casualty in the Leased Premises, Lessee shall immediately give notice thereof to Lessor. If the Leased Premises shall be partially destroyed by fire or other casualty so as to render the Leased Premises untenantable in whole or in part, Rent shall abate thereafter as to the portion of the Leased Premises rendered untenantable until such time as the Leased Premises are made tenantable as reasonably determined by Lessor and Lessor agrees to commence and prosecute such repair work promptly and with all due diligence; provided, however, in the event such destruction (i) results in total or substantial damages to or destruction of the Building and Lessor shall decide not to rebuild or (ii) results in the Leased Premises being untenantable in whole or in substantial part and the reasonable estimation of a responsible contractor selected by Lessor as to the amount of time necessary to rebuild or restore such destruction to the Leased Premises and all other portions of the Building exceeds six (6) months from the time such work is commenced, then in either event, Lessor shall have a right to terminate this Lease Agreement effective as of the date of casualty or destruction, and upon such termination, all Rent owed up to the time of such destruction or termination shall be paid by

Lessee. If, in Lessor’s reasonable estimation, restoration or rebuilding of the Leased Premises shall take more than twelve (12) months from the date of the fire or casualty, Lessee shall be entitled to terminate this Lease Agreement effective as of the date of casualty or destruction, and upon such termination, all Rent owed up to the time of such destruction or termination and any unamortized Broker commission and unamortized Lessee Allowance shall be paid by Lessee. Subject to reasonable delays for insurance adjustments, Lessor shall give Lessee written notice of its decisions, estimates or elections under this Section 13 within sixty (60) days after any such damage or destruction. If any portion of Rent is abated under this Section 13, Lessor may elect to extend the expiration date of the Term of this Lease Agreement for the period of the abatement.

B.    Notwithstanding anything in this Lease Agreement to the contrary, if the Leased Premises are damaged by fire or other casualty resulting from the fault or negligence of Lessee , or the agents, employees, licensees or invitees of Lessee, such damage shall be repaired by and at the expense of Lessee under the direction and supervision of Lessor, and Rent shall continue without abatement.

C.    Notwithstanding anything contained in this Section 13, in no event shall Lessor be required to expend more to reconstruct, restore and repair the Building than the amount actually received by Lessor from the proceeds of the property insurance carried by Lessor and Lessor shall have no duty to repair or restore any portion of any alterations, additions, installation or improvements made by Lessee in the Leased Premise s or the decorations thereto except to the extent that the proceeds of the insurance carried by Lessee are timely received by Lessor. If Lessee desires any other additional repairs or restoration, and if Lessor consents thereto, it shall be done at Lessee’s sole cost and expense subject to all of the applicable provisions of this Lease Agreement. Lessee acknowledges that Lessor shall be entitled to the full proceeds of any insurance coverage whether carried by Lessor or Lessee, for damage to any alterations, addition, installation, improvements or decorations which would become the Lessor’s property upon the termination of this Lease Agreement.

SEC. 14    CONDEMNATION: If all of the Building or Land is taken or condemned , or acquired under threat of condemnation, by or at the direction of any governmental authority (a “Taking” or “Taken”, as the context requires), or if so much of the Building or Land is Taken that, in Lessor’s opinion, the remainder cannot be restored to an economically viable, quality office building, or if the awards payable to Lessor as a result of any Taking are, in Lessor’s opinion, inadequate to restore the remainder to an economically viable, quality office building, Lessor may, at its election, exercisable by the giving of written notice to Lessee within sixty (60) days after the date of the Taking, terminate this Lease Agreement as of the date of the Taking or the date Lessee is deprived of possession of the Leased Premises (whichever is later). If any portion of the Leased Premises is Taken such that use of the Leased Premises is not viable in the manner that existed immediately prior to such Taking, as reasonably determined by Lessee, Lessee shall have the right to terminate this Lease by providing written notice thereof to Lessor. If this Lease Agreement is not terminated as a result of a Taking, Lessor shall restore the Leased Premises remaining after the Taking to a Building standard condition. During the period of restoration, Base Rent shall be abated to the extent the Leased Premises are rendered untenantable and, after the period of restoration, Base Rent and Lessee’s pro rata share shall be reduced in the proportion that the area of the Leased Premises Taken or otherwise rendered untenantable bears to the area of the Leased Premises just prior to the Taking. If any portion of Base Rent is abated under this Section 14, Lessor may elect to extend the expiration date of the Term for the period of the abatement. All awards, proceeds, compensation or other payments from or with respect to any Taking of the Building or Land or any portion thereof shall belong to Lessor, Lessee hereby assigning to Lessor all of its right, title, interest and claim to same.

SEC. 15    DEFAULT BY LESSEE: The occurrence of any one or more of the following shall constitute an “Event of Default” under this Lease Agreement:

A.    The failure of Lessee to pay any Rent as and when due under this Lease Agreement and such failure continues for five (5) days;

B.    The failure of Lessee to perform, comply with or observe any of the other covenants or conditions and the continuance of such failure for a period of twenty (20) days after written notice to Lessee; or, if such failure cannot reasonably be cured within said twenty (20) day period despite Lessee’s diligent good faith efforts, the failure of Lessee to promptly commence and continue its diligent good faith efforts to cure such failure within said twenty (20) day period and/or continuance of such failure for a period of forty-five (45) days notwithstanding Lessee’s efforts to cure;

C.    The failure of Lessee to occupy the Leased Premises during the entire Term, subject, however, to any circumstances that prevent Lessee’s occupancy beyond Lessee’s control. “Beyond Lessee’s reasonable control” shall have the same corresponding meaning as ‘‘causes beyond Lessor’ s reasonable control” as set forth in Section 7.C;

D.    The filing of a petition by or against Lessee or any guarantor of Lessee’ s obligations under this Lease Agreement (i) naming Lessee as debtor in any bankruptcy or other insolvency proceeding, (ii) for the appointment of a liquidator or receiver for all or substantially all of Lessee’s property or for Lessee’s interest in this Lease Agreement, or (iii) to reorganize or modify Lessee’s capital structure; and provided that in any filing against Lessee, such proceeding is not dismissed within ninety (90) days.

E.    The admission by Lessee in writing of its inability to meet its obligations as they become due or the making by Lessee of an assignment for the benefit of its creditors; or

F.    The attempt by Lessee to assign this Lease Agreement or to sublet all or any part of the Leased Premises without the prior written consent of Lessor in accordance with Section 12.

SEC. 16    REMEDIES OF LESSOR: Upon any Event of Default, Lessor may exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

A.    Terminate this Lease Agreement by written notice to Lessee and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the actual cost of recovering the Leased Premises (including reasonable attorneys’ fees and costs of suit), (ii) the cost of removing and storing any personal property of Lessee, (iii) the unpaid Rent earned at the time of termination, plus interest thereon at the rate described in Section 5, (iv) the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the Rent for the remainder of the Term less the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for said period, taking into account the period of time the Leased Premises will remain vacant until a new tenant is obtained, and the reasonable cost to prepare the Leased Premises for occupancy and the other reasonable costs (such as leasing commissions, tenant improvement allowances and attorneys’ fees) to be incurred by Lessor in connection therewith, and (v) any other sum of money and damages actually owed by Lessee to Lessor under this Lease Agreement.

B.    Terminate Lessee’s right of possession (but not this Lease Agreement) and may repossess the Leased Premises by forcible detainer suit or otherwise, without thereby releasing Lessee from any liability hereunder and without demand or notice of any kind to Lessee and without terminating this Lease Agreement. Lessor shall use reasonable efforts under the circumstances to relet the Leased Premises on such terms and conditions as Lessor in its sole discretion may determine (including a term different than the Term, rental concessions, alterations and repair of the Leased Premises); provided, however, Lessor hereby reserves the right (i) to lease any other comparable space available in the Building or in any adjacent building owned by Lessor prior to offering the Leased Premises for lease, and (ii) to refuse to lease the Leased Premises to any potential tenant which does not meet Lessor’s standards and criteria for leasing other comparable space in the Building. Lessor shall not be liable, nor shall Lessee’s obligations hereunder be diminished because of, Lessor’s failure or refusal to relet the Leased Premises or collect rent due in respect of such reletting. For the purpose of such reletting Lessor shall have the right to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises as may be reasonably necessary or desirable. In the event that (i) Lessor shall fail or refuse to relet the Leased Premises , or (ii) the Leased Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Lessor, the unpaid Rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the rate specified in Section 5, reasonable the cost of recovering possession (including attorneys’ fees and costs of suit), all of the actual, reasonable costs and expenses of such decorations, repairs, changes, alterations and additions, the expense of such reletting and the cost of collection of the rent accruing therefrom) to satisfy the Rent, then Lessee shall pay to Lessor as damages a sum equal to the amount of such deficiency. Any such payments due Lessor shall be made upon written demand therefor from time to time and Lessee agrees that Lessor may file suit to recover any sums falling due under the terms of this Section 16 from time to time. No delivery to or recovery by Lessor of any portion due Lessor hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Lessor, nor shall such reletting be construed as an election on the part of Lessor to terminate this Lease Agreement unless a written notice of such intention be given to Lessee by Lessor. Notwithstanding any such termination of Lessee’s right of possession of the Leased Premises, Lessor may at any time thereafter elect to terminate this Lease Agreement. In any proceedings to enforce this Lease Agreement under this Section 16, Lessor shall be presumed to have used its reasonable efforts to relet the Leased Premises, and Lessee shall bear the burden of proof to establish that such reasonable efforts were not used.

C.    Alter any and all locks and other security devices at the Leased Premises, and if Lessor does so, Lessor shall not be required to provide a new key or other access right to Lessee unless Lessee has cured all Events of Default; provided, however , that in any such instance. during Lessor’s normal business hours and at the convenience of Lessor, and upon the written request of Lessee accompanied by such written waivers and releases as Lessor may require, Lessor will escort Lessee or its authorized personnel to the Leased Premises to retrieve any personal belongings or other property of Lessee not subject to the Lessor’ s lien or security interest described in Section 17. The provisions of this Section 16.C are intended to override and control any conflicting provision s of the Texas Property Code.

D.    All agreements and provisions to be performed by Lessee under any of the terms of this Lease Agreement shall be at Lessee’s sole cost and expense and without any abatement of Rent. If Lessee shall fail to pay any sum of money, other than Base Rent, required to be paid by it hereunder or shall fail to cure any default and such failure shall continue for ten (10) days after notice thereof by Lessor, then Lessor may, but shall not be obligated so to do, and without waiving or releasing Lessee from any obligations, make any such payment or perform any such act on Lessee’s part. All sums so paid by Lessor and all costs incurred by Lessor in taking such action shall be deemed Additional Rent hereunder and shall be paid to Lessor on demand, and Lessor shall have (in addition to all other rights and remedies of Lessor) the same rights and remedies in the event of the non-payment thereof by Lessee as in the case of default by Lessee in the payment of Rent.

SEC. 17    LIEN FOR RENT:: To secure payment of all rent due and to become due hereunder, and the faithful performance of all the other covenants of the Lease Agreement required to be performed by Lessee, Lessee hereby gives to Lessor an express contractual lien on and security interest in and to all property, chattels or merchandise which may be placed in the Leased Premises and also upon all proceeds of any insurance which may accrue to Lessee by reason of damage to or destruction of such property; any such lien shall be subordinate to any vendor’s lien or lien for any third party financing for such property, chattel s, merchandise or proceeds related to the same. All exemption laws are hereby waived by Lessee. This lien and security interest are given in addition to Lessor’s statutory lien(s) and shall be cumulative thereto. This lien and security interest may be foreclosed with or without Court proceedings, by public or private sale, with or without notice and Lessor shall have the right to become purchaser, upon being the highest bidder at such sale. Upon request of Lessor, Lessee agrees to execute Uniform Commercial Code financing statements relating to the aforesaid security interest.

SEC. 18 NON-WAIVER: Neither acceptance of Rent by Lessor nor failure by Lessor to exercise available rights and remedies, whether singular or repetitive, shall constitute a waiver of any of Lessor’s rights hereunder. Waiver by Lessor of any right for any Event of Default of Lessee shall not constitute a waiver of any right for either a subsequent Event of Default of the same obligation or any other Event of Default. No act or thing done by Lessor or its agent shall be deemed to be an acceptance or surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Lessor.

SEC. 19 LAWS AND REGULATIONS; RULES AND REGULATIONS: Lessee shall comply with, and Lessee shall cause its visitors, employees, contractors, agents, invitees and licensees to comply with, all laws, ordinances, orders, rules and regulations (state, federal municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Leased Premises. Such reasonable rules and regulations applying to all tenants in the Building as may be hereafter adopted by Lessor for the safety, care and cleanliness of the premises and the preservation of good order thereon, are hereby made a part hereof and Lessee agrees to comply with all such rules and regulations. Lessor shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner as may be deemed advisable by Lessor, all of which changes and amendments will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lessee. The current rules and regulations of the Building are set forth in Exhibit “C” attached hereto and made a part hereof for all purposes.

SEC. 20    ASSIGNMENT BY LESSOR; LIMITATION OF LESSOR’S LIABILITY! Either entity comprising Lessor shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and Land, and in such event and upon such transfer no further liability or obligation shall thereafter accrue against such entity comprising Lessor hereunder from and after the date of such transfer. Lessee specifically agrees that each entity comprising Lessor shall not be jointly and severally liable for the obligations of Lessor hereunder. Furthermore, Lessee specifically agrees to look solely to each Lessor’s respective interest in the Building and Land for the recovery of any judgment from such Lessor, it being agreed that Lessor and their officers, directors, shareholders, partners, agents and employees shall never be personally liable for any such judgment.

SEC. 21    SEVERABILITY: This Lease Agreement shall be construed in accordance with the laws of the State of Texas. If any clause or provision of this Lease Agreement is illegal, invalid or unenforceable, under present or future laws effective during the Term hereof, then it is the intention of the parties hereto that the remainder of this Lease Agreement shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as part of this Lease Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

SEC. 22    SIGNS: No signs of any kind or nature, symbol or identifying mark shall be put on the Building, in the halls, elevators, staircases, entrances, parking areas or upon the doors or walls, whether plate glass or otherwise, of the Leased Premises or within the Leased Premises so as to be visible from the public areas or exterior of the Building without prior written approval of Lessor, such approval not to be unreasonably withheld, conditioned or delayed. Lessor acknowledges and agrees that, in the event Lessee desires to sell naming rights to the Leased Premises at any time during the Term to an investor or donor, Lessee shall notify Lessor and thereafter Lessor and Lessee agree to negotiate, in good faith, the terms of such sale. All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Lessor. Lessee shall have exclusive use of the ground monument sign previously used by MD Anderson. Any modifications, including increasing the size, will be at the sole cost of Lessee, requires Lessor approval, such approval shall not be withheld, and are subject to the City of Houston sign ordinance. Lessee may also install their own sign above the dedicated exterior entrance to the Leased Premises.

SEC. 23    SUCCESSORS AND ASSIGNS: Lessor and Lessee agree that all provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each separate paragraph hereof, and that, except as restricted by the provisions of Section 12, this Lease Agreement and all the covenants herein contained shall be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns.

SEC. 24    SUBORDINATION:

A.    Lessee covenants and agrees with Lessor that this Lease Agreement is subject and subordinate to any mortgage, deed of trust, ground lease and/or security agreement which may now or hereafter encumber the Building or any interest of Lessor therein and/or the contents of the Building, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof; provided that such subordination is subject to non-disturbance of Lessee’s leasehold interest hereunder by successors-in-interest to Lessor under any such mortgage, deed of trust, ground lease or security interest. This clause shall be self-operative and no further instrument of subordination and non-disturbance need be required by any owner or holder of any such ground lease, mortgage, deed of trust or security agreement. In confirmation of such subordination and non-disturbance however, at Lessor’s request Lessee shall execute promptly any certificate or instrument that Lessor may reasonably request. In the event of the enforcement by the ground lessor, the trustee, the beneficiary or the secured party under any such ground lease , mortgage, deed of trust or security agreement of the remedies provided for by law or by such ground lease, mortgage, deed of trust or security agreement, Lessee will automatically become the Lessee of such ground lessor or successor in interest without any change in the terms or other provisions of this Lease Agreement; provided, however, that such ground lessor or successor in interest shall not be (a) bound by any payment of Rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this Lease Agreement, (b) liable for any previous act or omission of the Lessor, (c) subject to any credit, demand, claim, counterclaim, offset or defense which theretofore accrued to Lessee against the Lessor, (d) required to account for any security deposit of Lessee other than any security deposit actually delivered to lender by Lessor and (e) responsible for any monies owing by Lessor to Lessee. Upon request by such ground lessor or successor in interest, whether before or after the enforcement of its remedies, Lessee shall execute and deliver an instrument or instruments confirming and evidencing the attornment and non-disturbance herein set forth. Notwithstanding anything contained in this Lease Agreement to the contrary, in the event of any default by Lessor in performing its covenants or obligations hereunder which would give Lessee the right to terminate this Lease Agreement, Lessee shall not exercise such right unless and until (a) Lessee gives written notice of such default (which notice shall specify the exact nature of said default and how the same may be cured) to the lessor under any such land or ground lease and the holder(s) of any such mortgage or deed of trust or security agreement who has theretofore notified Lessee in writing of its interest and the address to which notices are to be sent, and (b)

said lessor and holder(s) fail to cure or cause to be cured said default within thirty (30) days from the receipt of such notice from Lessee. This Lease Agreement is further subject to and subordinate to all matters of record in Harris County, Texas effective as of the Commencement Date of this Lease Agreement.

B.    Notwithstanding anything to the contrary set forth above, any beneficiary under any deed of trust may at any time subordinate its deed of trust to this Lease Agreement in whole or in part, without any need to obtain Lessee’s consent, by execution of a written document subordinating such deed of trust to the Lease Agreement to the extent set forth in such document and thereupon the Lease Agreement shall be deemed prior to such deed of trust to the extent set forth in such document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such deed of trust shall have the same rights with respect to this Lease Agreement as would have existed if this Lease Agreement had been executed, and a memorandum thereof, recorded prior to the execution, delivery and recording of the deed of trust.

SEC. 25    TAX PROTEST: Lessee waives all rights under the Texas Property Tax Code, now or hereafter in effect, including all rights under Section 41.413 thereof, granting to tenants of real property or lessees of tangible personal property the right to protest the appraised value, or receive notice of reappraisal, of all or any part of the Building, irrespective of whether Lessor has elected to protest such appraised value. To the extent such waiver is prohibited, Lessee appoints Lessor as its attorney-in-fact, coupled with an interest, to appear and take all actions on behalf of Lessee which Lessee may take under the Texas Property Tax Code.

SEC. 26    HOLDING OVER: In the event of holding over by Lessee after the expiration or termination of the Lease Agreement, such holding over shall constitute a tenancy at sufferance relationship between Lessor and Lessee and all of the terms and provisions of this Lease Agreement shall be applicable during such period, except that as monthly rental, Lessee shall pay to Lessor for each month (or any portion thereof) during the period of such hold over an amount equal to twice the rent payable by Lessee for the month immediately preceding the holdover period. The rental payable during such hold over period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this Lease Agreement except as herein provided. In the event of any unauthorized holding over, Lessee shall also be responsible to Lessor for, and shall indemnify, defend (with counsel reasonably acceptable to Lessor) and hold harmless Lessor against, all actual damages against Lessor as a result of Lessee’s possession of the Leased Premises, including, without limitation, claims for damages by any other tenant to which Lessor may have leased all or any part of the Leased Premises effective upon the termination of this Lease.

SEC. 27    INDEPENDENT OBLIGATION TO PAY RENT:

A.    It is the intention of the parties hereto that the obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements, that the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events and that the obligations of Lessee hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease Agreement.

B.    Except as otherwise expressly provided herein, Lessee waives the right (a) to quit, terminate or surrender this Lease Agreement or the Leased Premises or any pm1 thereof. or (b) to any abatement, suspension, deferment or reduction of the rent or any other sums payable under this Lease Agreement.

SEC. 28    INDEMNITY; RELEASE AND WAIYER:

A.

Subject to Section 28.C. below, Lessee hereby agrees to indemnify, protect , defend and hold the Lessor parties harmless from and against any and all claims or causes of action brought against Lessor parties by third parties, and any resulting liabilities, fines, damages, suits and expenses, including attorneys’ fees and necessary litigation expenses (collectively, the “Claims”), arising from or in connection with (i) bodily injury, death or damage to person or properly occurring in the Leased Premises, INCLUDING ANY CLAIMS RESULTING IN PART FROM THE NEGLIGENCE OF THE LESSOR PARTIES, BUT NOT THE SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LESSOR PARTIES and/or (ii) the negligence or willful misconduct of Lessee, its employees, agents, licensees or contractors of Lessee or its sublessees. In case any action or proceeding shall be brought against the Lessor parties by reason of any such Claim, Lessee, upon notice from lessor, shall provide a separate defense to same at Lessee’s sole cost and expense by counsel reasonably satisfactory to Lessor. The indemnity obligations of Lessee under this Section 28.A shall survive the expiration or earlier termination of this Lease Agreement.

B.

Subject to Section 28.C. below, Lessor hereby agrees to indemnify, protect, defend and hold Lessee harmless from and against any and all Claims arising out of or in connection with (i) bodily injury, death or damage to person or property to the extent that such injury or damage is attributable to the sole negligence, gross negligence or willful misconduct of Lessor, its agents, employees, licensees or contractors, and/or (ii) except to the extent that such injury or damage is attributable to the negligence or willful misconduct of Lessee, its employees, agents, licensees or contractors of Lessee or it sublessees, or subject to clause (i) above, claims for the liability for any bodily injury, death or damage to person or property occurring in any area of the Building or Land other than the Leased Premises; provided, however, the liability of Lessor under the indemnity contained in this clause (ii) shall be limited to the amount of the insurance required to be carried by Lessor in respect of such Claim as provided in Section 28 hereof. The indemnity obligations of Lessor under this Section 28.B shall survive the expiration or earlier termination of this Lease Agreement.

C.

Lessor and Lessee each waive and release the other party (and their respective shareholders, members, partner, affiliates and subsidiaries, successors and assigns) from any and all claims or causes of action whatsoever which such party might otherwise now and hereafter possess resulting in or from or in any way associated with any loss covered or which should have been covered by the fire or property insurance carried by such party

(or which such party is required to carry hereunder), REGARDLESS OF CAUSE OF ORIGIN OF SUCH LOSS OR DAMAGE, INCLUDING, WITHOUT LIMITATION, SOLE, JOINT, OR CONCURRENT NEGLIGENCE OF THE OTHER PARTY, including the deductible portion thereof.

SEC. 29 INSURANCE: Lessor and Lessee shall satisfy the insurance requirements as more particularly described on Exhibit “l” attached hereto and made a part hereof for all purposes.

SEC. 30    ENTIRE AGREEMENT: This instrument and any attached addenda or exhibits signed by the parties constitute the entire agreement between Lessor and Lessee; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease Agreement shall not be amended, changed or extended except by written instrument signed by both parties hereto. Section captions herein are for Lessor’s and Lessee’s convenience only, and neither limit nor amplify the provisions of this instrument. Lessee agrees, at Lessor’s request, to execute a recordable memorandum of this Lease Agreement.

SEC. 31    NOTICES: Whenever in this Lease Agreement it shall be required or permitted that notice or demand be given or served by either party to this Lease Agreement to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and delivered personally or forwarded by facsimile (with a confirmation copy being sent by Certified or Registered Mail or overnight delivery) or by Certified or Registered Mail, postage prepaid or other reputable common carrier guaranteeing next-day delivery, addressed as follows:

To the Lessor:	Timothy L. Sharma d/b/a Cambridge Properties 7505
Fannin Street, Suite 304
Houston, Texas 77054 Attention:
Manager
To the Lessee:	At the Address noted for Lessee on the signature page hereof until the Commencement Date, at which time it shall become the Address of the Leased Premises.

Such addresses may be changed from time to time by either party by serving notice as above provided. Any such notice or demand shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given or three (3) business days after it shall have been mailed as provided in this Section 31, whichever is earlier.

SEC. 32    COMMENCEMENT DATE: Lessee shall, if requested by Lessor, execute and deliver to Lessor an Acceptance of Premises Memorandum of the Leased Premises, the form of which is attached as Exhibit “D” attached hereto and made a part hereof for all purposes.

SEC. 33    Intentionally Deleted.

SEC. 34    BROKERS: Lessee wan ants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease Agreement. excepting only Colliers International (“Broker”) and that it knows of no other real estate broker(s) or agent(s) who is(are) or might be entitled to a commission in connection with this Lease Agreement. Lessor shall agree to pay all real estate commissions due in connection with this Lease Agreement only to the broker(s) named herein, provided Lessor and such broker have entered into a separate commission agreement. Lessee agrees to indemnify, defend (with counsel reasonably acceptable to Lessor) and hold harmless the Lessor from and against any liability from all other claims for commissions arising from the negotiation of this Lease Agreement. Lessee shall not be liable for commissions arising from the negotiation of this Lease Agreement.

SEC. 35    ESTOPPEL CERTIFICATES:

A.    From time to time after Lessee accepts the Leased Premises, within ten (10) days after request in writing therefor from Lessor, Lessee agrees to execute and deliver to Lessor, or to such other addressee or addresses as Lessor may designate (and Lessor and any such addressee may rely thereon), a statement in writing in the form of Exhibit “E” or in such other form and substance reasonably satisfactory to Lessor (herein called “Lessee’s Estoppel Certificate”), certifying to all or any part of the information provided for in Exhibit “E” as is requested by Lessor and any other information reasonably requested by Lessor.

B.    In the event that Lessee fails to provide Lessee’s Estoppel Certificate within ten (10) days after Lessor’ s written request therefor, Lessee shall be prohibited from challenging any factual statement contained in such estoppel as being untrue.

SEC. 36    NAME CHANGE: Lessor and Lessee mutually covenant and agree that Lessor hereby reserves and shall have the right at any time and from time to time to change the name of the Building or the address of the Building as Lessor may deem advisable, and Lessor shall not incur any liability whatsoever to Lessee as a consequence thereof.

SEC. 37    BANKRUPTCY: If a petition is filed by or against Lessee for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), and Lessee (including for purposes of this Section 37 Lessee’ s successor in bankruptcy, whether a trustee or Lessee as debtor in possession) assumes and proposes to assign, or proposes to assU111e and assign, this Lease Agreement pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease Agreement on terms acceptable to Lessee, then written notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease Agreement, shall be given to Lessor by Lessee no later than twenty (20) days after Lessee has made or received such offer, but in no event later than ten (I 0) days prior to the date on which Lessee applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Lessor shall have the prior right and option, to be exercised by notice to Lessee given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease Agreement upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease Agreement. If this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code, Lessor: (i) may require from the assignee a deposit or other security for the performance of its obligations under the Lease Agreement in an amount substantially the same as would have been required by Lessor upon the initial leasing to a Lessee similar to the assignee; and (ii) shall receive, as additional rent, the sums and economic consideration described in Section 12.B. Any person or entity to which this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Lessee’s obligations arising under this Lease Agreement on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Lessor an instrument conforming such assumption. No provision of this Lease Agreement shall be deemed a waiver of Lessor’ s rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease Agreement, to require a timely performance of Lessee’s obligations under this Lease Agreement, or to regain possession of the Leased Premises if this Lease Agreement has neither been assumed on or rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease Agreement to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease Agreement, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

SEC. 38    TELECOMMUNICATIONS PROVIDERS:    In the event Lessee wishes to use, at anytime during the Term of this Lease Agreement, the services of a telecommunications provider whose equipment or service is not then in the Building, no such provider shall be entitled to enter the Building or commence providing such service without first obtaining the prior written consent of Lessor. Lessor may condition its consent on such matters as Lessor deems appropriate including, without limitation, (i) such provider agreeing to an easement or license agreement in form and substance satisfactory to Lessor, (ii) Lessor having been provided and approved the plans and specifications for the equipment to be installed in the Building, (iii) Lessor has received, prior to the commencement of such work, such indemnities, bonds or other financial assurances as Lessor may require, (iv) the provider agreeing to abide by all Building rules and regulations, and agreeing to provide Lessor an “as built” set of plans and specifications, (v) the provider agreeing to pay Lessor such compensation as Lessor determines to be reasonable, and (vi) Lessor having determined that there is adequate space in the Building for the placement of all of such provider’s lines and equipment. Lessor shall not charge Lessee for any reasonable conduit space required in order to connect Lessee’s voice/data cabling servicing the Leased Premises between floors in the Building, the roof, or to any permitted service provider. Lessor shall grant Lessee’s provider of communications/internet services with free Building access during reasonable times.

SEC. 39    HAZARDOUS SUBSTANCES:

A.    Except as permitted under Section 3 of this Lease Agreement, Lessee shall not cause or permit any Hazardous Substance (as hereinafter defined) to be used, stored, generated or disposed of on or in the Building by Lessee, Lessee’s agents, employees, contractors or invitees.

Any waste materials produced by these Lessee and development activities will be properly treated or disposed by qualified vendors. If the Building becomes contaminated in any manner due to the actions or omissions of Lessee or its agents, employees, contractors or invitees, Lessee shall indemnify, defend (with counsel reasonably acceptable to Lessor) and hold the Lessor Parties harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities and losses (including, without limitation, a decrease in value of the Building, damages caused by loss or restriction of rentable or usable space or any damages caused by adverse impact on marketing of the space and any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) arising during or after the Term and as a result of such use, storage, generation, disposal or contamination. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Lessee causes or permits the presence of any Hazardous Substance on the Building that results in contamination, Lessee shall promptly, at its sole expense, take any and all necessary actions to return the Building to the condition existing prior to the presence of any such Hazardous Substance on the Building; provided, however, Lessee must obtain Lessor’s prior written approval for any such remedial action, such approval not to be unreasonably withheld, conditioned or delayed. The indemnity obligations of Lessee under this Section 39 shall survive the expiration or earlier termination of this Lease Agreement.

B.    As used herein, “Hazardous Substance” means any substance that is toxic, ignitable, reactive or corrosive or that is regulated by any local, state or federal law, and includes any and all material or substances that are defined as “hazardous waste”, “extremely hazardous waste”, “hazardous substance” or a “hazardous material” pursuant to any such laws and includes, but is not limited to, asbestos, polychlorobiphenyls and petroleum and any fractions thereof. Notwithstanding anything in this Section 39 to the contrary, “Hazardous Substances” shall not include materials commonly used in the ordinary operations of a general office building, provided that (1) such materials are used and stored in the Leased Premises in quantities ordinarily used and stored in comparable general office space, (2) such materials are not introduced into the Building’s plumbing systems or are not otherwise released or discharged in the Leased Premises or the Building and (3) and such materials are in strict compliance with local, state or federal law.

SEC. 40    NO MONEY DAMAGES FOR FAILURE TO CONSENT: Wherever in this Lease Agreement Lessor’s consent or approval is required, if Lessor refuses to grant such consent or approval whether or not Lessor expressly agreed that such consent or approval would not be unreasonably withheld, Lessee shall not make, and Lessee hereby waives, any claim for money damages (including any claim by way of set-oft: counterclaim or defense) based upon Lessee’s claim or assertion that Lessor unreasonably withheld or delayed its consent or approval. Lessee’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. IN NO EVENT SHALL LESSOR BE LIABLE FOR, AND LESSEE HEREBY WAIVES ANY CLAIM FOR, ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OR PROFITS OR BUSINESS OPPORTUNITY, ARISING UNDER OR IN CONNECTION WITH THIS LEASE AGREEMENT.

SEC. 41 ACKNOWLEDGMENT OF NON-APPLICABILITY OF DTPA:

It is the understanding and intention of the parties that Lessee’s rights and remedies with respect to the transactions provided for and contemplated in this Lease Agreement (collectively, this “Transaction”) and with respect to all acts or practices of Lessor, past, present or future, in connection with this Transaction, are and shall be governed by legal principles other than the Texas Deceptive Trade Practices - Consumer Protection Act (the “DTPA”). Accordingly, Lessee hereby (a) agrees that under Section l 7.49(f) of the DTPA this Transaction is not governed by the DTPA and (b) certifies, represents and warrants to Lessor that (i) Lessee has been represented by legal counsel in connection with this Transaction who has not been directly or indirectly identified, suggested or selected by the Lessor and Lessee has conferred with Lessee’s counsel concerning all elements of this Lease Agreement (including, without limitation, this Section 41) and this Transaction and (ii) the Leased Premises will not be occupied by Lessee as Lessee’s family residence. Lessee expressly recognizes that the total consideration as agreed to by Lessor has been predicated upon the inapplicability of the DTPA to this Transaction and that Lessor, in determining to proceed with the entering into of this Lease Agreement, has expressly relied on the inapplicability of the DTPA to this Transaction.

SEC. 42    ATTORNEYS’ FEES: In the event either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease Agreement and the other party places the enforcement of this Lease Agreement, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney who files suit upon the same, the prevailing party in any such action agrees to pay the other party’s reasonable attorneys’ fees.

SEC. 43    AUTHORITY: If Lessee is a corporation , partnership or other entity, Lessee warrants and represents unto Lessor that (a) Lessee is a duly organized and existing legal entity, in good standing in the State of Texas, (b) Lessee has full right and authority to execute, deliver and perform this Lease Agreement, (c) the person executing this Lease Agreement was authorized to do so and (d) upon request of Lessor, such person will deliver to Lessor satisfactory evidence of his or her authority to execute this Lease Agreement on behalf of Lessee. Lessor warrants and represents unto Lessee that (a) Lessor is a duly organized and existing legal entity, in good standing in the State of Texas, (b) Lessor has full right and authority to execute, deliver and perform this Lease Agreement, (c) the person executing this Lease Agreement was authorized to do so and (d) upon request of Lessee, such person will deliver to Lessor satisfactory evidence of his or her authority to execute this Lease Agreement on behalf of Lessor.

SEC. 44    JOINT AND SEVERAL TENANCY: If more than one person executes this Lease Agreement as Lessee, their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, any one or more of them, in relation to the renewal or termination of this Lease Agreement, or under or with respect to any of the terms hereof shall be fully binding on each and all of the persons executing this Lease Agreement as a Lessee.

SEC. 45 EXECUTION OF THIS LEASE AGREEMENT:    The submission of an unsigned copy of this Lease Agreement to Lessee for Lessee’s consideration does not constitute an offer to lease the Leased Premises or an option to or for the Leased Premises. This Lease Agreement shall become effective and binding only upon the execution and delivery of this Lease Agreement by both Lessor and Lessee.

SEC. 46    WAIYER OF TRIAL BY JURY; COUNTERCLAIM: Lessor and Lessee hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matters in any way arising out of or connected with this Lease Agreement, the relationship of Lessor and Lessee, Lessee’s use or occupancy of the Leased Premises, or the enforcement of any remedy under any applicable law. rule, statute, order, code or ordinance.

SEC. 47    EXHIBITS: Exhibits “A” through “l’’ are attached hereto and made a part of this Lease Agreement for all purposes.

(Signature Page to Follow)

IN WITNESS WHEREOF, Lessor and Lessee, acting herein by duly authorized individuals. have caused these presents to be executed in multiple counterparts, each of which shall have the force and effect of an original on this 9th day of October, 2015 (the “Effective Date”)

LESSOR:

By: /s/ Timothy L. Sharma
Name: Timothy L. Sharma d/b/a Cambridge Properties

LESSEE:

KIROMIC, LLC

By: /s/ Scott Dahlbeck
Name: Scott Dahlbeck
Title: CEO

EXHIBIT A

FLOOR PLAN OF THE LEASED PREMISES

A-1

EXHIBIT B

LEGAL DESCRIPTION OF THE LAND

BEING a 3.186 acre (139,799 square foot) tract of land situated in the P.W. ROSE SURVEY, A-645, Harris County, Texas, and being all of that certain called 3.19 acre tract conveyed to TCP Fannin Partners, Ltd. described in Special Warranty Deed filed under County Clerk’s File No. R631846, film code No. 505- 80-2403 of the Official Public Records of Real Property of Harris County, Texas, and being more particularly described by metes and bounds as follows, with the basis of bearings being that certain called 14.5684 acre tract conveyed to Del Oro Office Building, described in Warranty Deed filed under County Clerk’s file No. 0386308, Film code No. ###-##-#### of said Official Public Records;

BEGINNING At a 5/8 inch iron rod with cap (stamped “WEISSER ENG., HOUSTON, TX) set marking the Southeast corner of said 3.19 acre tract, same being the Southwest corner of that certain called 3.8469 acre tract conveyed to Timothy L. Sharma, described as Parcel “A” in Warranty deed filed under County Clerk’ s file No. R330500, Film Code No. ###-##-#### of said Official Public Records, and also being on the North line of the residue of that certain called 36.7576 acre tract conveyed to Property Trust of America described in Special Warranty Deed filed under County Clerk’s File No. P849889, Film Code No. 097-61-3558 of said Official Public Records, and from which a 5/8 inch rod found bears North 46 deg. 56 min. 27 sec. East, 0.20 feet;

THENCE South 88 deg. 15 min. 58 sec. West along the South line of said 3.19 acre tract, same being the North line of said residue of 36.7576 acres, at a distance of 222.45 feet, pass a 5/8 inch iron rod found marking the Northwest corner of said residue of 36.7576 acres, same being the Northeast corner of Unrestricted Reserve “A”, Block I of Homestead Village-Astrodome, according to the map or plat thereof recorded at Film Code No. 362083 of the Harris County Map Records, continuing with the said South line of the 3.19 acre tract and the North line of said Unrestricted Reserve “A” for a total distance of 582.42 feet to a 5/8 inch rod with cap (stamped “ WEISSER ENG. HOUSTON, TX”) set marking the Southwest corner of said 3.19 acre tract, same being the Northwest comer of said Unrestricted Reserve “A”, and being on the East right-of-way line of Fannin Street (variable width), and on a curve to the right;

THENCE Northeasterly, with West line of said 3.19 acre tract, same being the said East right-of-way line of Fannin Street, along a curve to the right having a radius of 858.47 feet, a central angle of 16 deg. 41 min. 23 sec., an arc length of 250.06 feet, and a chord bearing North 09 deg. 32 min. 20 sec. East, 249.18 feet to a 5/8 inch iron rod with cap (stamped WEISSER ENG., HOUSTON, TX) set marking the Northwest comer of said 3.19 acre tract, same being the Southwest corner of that certain called 0.7968 acre tract conveyed to Timothy L. Sharma,

B-1

described as Parcel “B” in Warranty Deed filed under County Clerk’s File No. R330500, Film Code No. ###-##-#### of said Official Public Records, and from which a 5/8 inch rod found bears North 89 deg. 35 min. 15 sec. West, 0.30 feet;

THENCE North 88 deg. 15 min. 58 sec. East, along North line of said 3.19 acre tract, same being the South line of said 0.7968 acre tract, at a distance of 424.88 feet, pass the Southeast corner of said 0.7968 acre tract, same being the most Southerly Southwest corner of said 3.8469 acre tract, and from which a 5/8 inch rod found bears South 38 deg. 37 min. 04 sec. East, 0.18 feet, continuing with the said North line of the 3.19 acre tract and a South line of said 3.8469 acre tract, for a total distance of 541.14 feet to a set 5/8 inch iron rod with cap (stamped “WEISSER ENG., HOUSTON, TX) marking the Northeast corner of said 3.19 acre tract, same being an interior corner of said 3.8469 acre tract, and from which a1⁄2 inch iron rod bears South 35 deg. 00 min. 00 sec. East, 0.38 feet;

THENCE South, with the East line of said 3.19 acre tract, same being a West line of said 3.8469 acre tract, a distance of244.48 feet to the POINT OF BEGINNING and containing 3.186 acres (138,799 square feet) of land.

B-2

EXHIBITC

RULES AND REGULATIONS

The following standards shall be observed by Lessee for the mutual safety, cleanliness and convenience of all occupants of the Building. These rules are subject to change from time to time, as specified in the Lease Agreement.

1.

All tenants will refer all contractors’ representatives and installation technicians who are to perform any work within the Building to Lessor for Lessor’s supervision, approval and control before the performance of any such work. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, computer equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building. Lessee shall not mark, paint, drill into, or in any way deface any part of the Building or the Leased Premises, except with the prior written consent of the Lessor, and as the Lessor may direct.

2.

The work of the janitorial or cleaning personnel shall not be hindered by Lessee after 5:30 p.m., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Lessee shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc., necessary to prevent unreasonable hardship to Lessor in discharging its obligations regarding cleaning service.

3.

Movement of furniture or office equipment in or out of the Building, or dispatch or receipt by Lessee of any heavy equipment, bulky material or merchandise which requires use of elevators or stairways, or movement through the Building’s service dock or lobby entrance shall be restricted to such hours as Lessor shall designate. All such movement shall be in a manner to be agreed upon between Lessee and Lessor in advance. Such prior arrangements shall be initiated by Lessee. The time, method and routing of movement and limitations for safety or other concern which may prohibit any article, equipment or other item from being brought into the Building shall be subject to Lessor’s discretion and control. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Building shall require. Although Lessor or its personnel may participate in or assist in the supervision of such movement, Lessee assumes final responsibility for all risks as to damage to articles moved and injury to persons or property engaged in such movement, including equipment, property and personnel of Lessor if damaged or injured as a result of acts in connection with carrying out this service for Lessee, from the time of entering the property to completion of work. Lessor shall not be liable for the acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Lessee.

4.	No sign, advertisement or notice shall be displayed, painted or affixed by Lessee, its agents, servants or employees, in or on any part of the outside or inside of the Building or

Leased Premises without prior written consent of Lessor, and then only of such color, size, character, style and material and in such places as shall be approved and designated by Lessor. Signs on doors and entrances to the Leased Premises shall be placed thereon by Lessor.

5.

Lessee shall not place, install or operate on the Leased Premises or in any part of the Building any engine, refrigerating, heating or air conditioning apparatus, stove or machinery, or conduct mechanical operations, or place or use in or about the Leased Premises any inflammable, explosive, hazardous or odorous solvents or materials without the prior written consent of Lessor. No portion of the Leased Premises shall at any time be used for cooking, sleeping or lodging quarters. Lessee may use coffee pots, refrigerators or microwaves in Leased Premises.

6.	Lessee shall not make or permit any loud or improper noises in the Building or otherwise interfere in any way with other tenants.

7.

Lessor will not be responsible for any lost or stolen personal property or equipment from the Leased Premises or public areas, regardless of whether such loss occurs when the area is locked against entry or not.

8.

Lessee, or the employees, agents, servants, visitors or licensees of Lessee, shall not, at any time or place, leave or discard rubbish, paper, articles, plants or objects of any kind whatsoever outside the doors of the Leased Premises or in the corridors or passageways of the Building or attached Parking Areas. No animals, bicycles or vehicles of any description shall be brought into or kept in or about the Building.

9.

No additional lock or locks shall be placed by Lessee on any door into the Building unless written consent of Lessor shall have first been obtained. Twenty (20) keys will be furnished by Lessor for the Leased Premises, and any additional key(s) required must be obtained from Lessor. A charge will be made for each additional key furnished. All keys shall be surrendered to Lessor upon termination of tenancy.

10.	None of the entries, passages, doors, hallways or stairways in the Building shall be blocked or obstructed.

11.

Lessor shall have the right to determine and prescribe the weight and proper position of any heavy equipment, including computers, safes, large files, etc., that are to be placed in the Building, and only those which in the exclusive judgment of the Lessor will not do dan1age to the floors, structure and/or elevators may be moved into the Building. Any damage caused by installing, moving or removing such aforementioned articles in the Building shall be paid for by Lessee.

12.	All holiday and other decorations must be constructed of flame retardant materials. Live trees are not permitted in the Leased Premises.

13.

Lessee shall provide Lessor with a list of all personnel authorized to enter the Building after hours (6:00 p.m. to 7:00 a.m. Monday through Friday, 1:00 p.m. to 12:00 midnight Saturdays, and 24 hours a day on Sundays and holidays).

14.

After hours air conditioning/heating (6:00 p.m. to 7:00 a.m. Monday through Friday; 1:00 p.m. to 12:00 midnight Saturday; and 24 hours a day Sunday and Holidays) must be requested in writing by noon of a regular work day prior to the day for which additional air conditioning is requested. Lessee shall be charged the prevailing hourly rate.

15.

The following dates shall constitute “Holidays” as said term is used in this Lease Agreement: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and the Friday following Thanksgiving Day and Christmas Day and any other holiday generally recognized national banks in the Houston, Texas area.

16.	Lessee shall notify Lessor of furniture or equipment to be removed from the Building after hours. Description and serial numbers shall be provided if requested by Lessor.

17.

Lessor shall designate one elevator to be the freight elevator to be used to handle packages and shipments of all kinds. The freight elevator shall be available to handle such deliveries from 9:00 a.m. to 11:00 a.m. and 2:00 p.m. to 3:30 p.m. weekdays. Parcel Post, express, freight or merchants’ deliveries can be made anytime within these hours. No furniture or freight shall be handled outside the above hours, except by previous arrangement.

18.

Prior to the commencement of any construction in the Leased Premises, Lessee shall deliver evidence of its contractor’s and subcontractor’s insurance, such insurance being with such companies, for such periods and in such amounts as Lessor may reasonably require, naming the Lessor Parties as additional insureds.

19.

Any additional services as are routinely provided to tenants, not required by the Lease Agreement to be performed by Lessor, which Lessee requests Lessor to perform, and which are performed by Lessor, shall be billed to Lessee at Lessor’s cost plus fifteen percent (15%).

20.	All doors leading from public corridors to the Leased Premises are to be kept closed when not in use.

21.	Canvassing, soliciting or peddling m the Building 1s prohibited and Lessee shall cooperate to prevent same.

22.

Lessee shall give immediate notice to the Building Manager in case of accidents in the Leased Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

23.	Lessee shall not use the Leased Premises or permit the Leased Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business.

24.

The requirements of Lessee will be attended to only upon application to the Building Manager. Employees of Lessor shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Building Manager.

25.

Lessee shall place or have placed solid pads under all rolling chairs such as may be used at desks or tables. Any damages caused to carpet by not having same shall be repaired or replaced at the expense of Lessee.

26.

Lessor reserves the right to rescind any of these Rules and Regulations of the Building, and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the Leased Premises and the Parking Areas, the operation thereof, the preservation of good order therein and the protection and comfort of the other tenants in the Building and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Lessee, shall be binding upon Lessee in like manner as if originally herein prescribed.

27.

Lessor shall have the right to restrict access to the Building through the use of a cardkey or access code system. In the event access is restricted by a cardkey system, Lessor will provide Twenty (20) cardkeys to Lessee. All others will be furnished to Lessee at a cost of Ten and 00/100 Dollars ($10.00) per card. Any future increase in the cost of cardkeys will be passed on to Lessee for any additional cardkeys required.

28.

Lessee, or its employees, agents, servants, visitors, invitees or licensees of Lessee, shall not smoke or permit to be smoked cigarettes, cigars or pipes within the Leased Premises or Building. Smoking shall be confined to area(s) designated by Lessor. Lessor shall have no obligation to Lessee for failure of another tenant, its employees, agents, servants, visitors, invitees or licensees to comply with this paragraph.

29.

If the Building contains wall-mounted thermostats, Lessee shall not, and shall not allow its employees, contractors, invitees or any other party entering the Leased Premises, to adjust or attempt to adjust such thermostats. If there is any damage to wall-mounted thermostats due to attempts by Lessee to adjust thermostats, Lessor may repair such damage at the sole cost and expense of Lessee.

EXHIBIT D

ACCEPTANCE OF PREMISES MEMORANDUM

This Memorandum is an amendment to the Lease Agreement for space in the Fannin South Professional Building, Suite 140, located at 7707 Fannin, Harris County, Texas, 77054, executed on the 9th day of October 2015, between Timothy L. Sharma d/b/a Cambridge Properties, as Lessor and Kiromic, LLC, as Lessee.

Lessor and Lessee hereby agree that:

1.	The Leased Premises consists of 9,352 square feet of Net Rentable Area.

2.

Except for those items shown on the attached “punch list”, if any, which Lessor will remedy within      days hereof, Lessor has fully completed the construction work required under the terms of the Lease Agreement.

3.

The Leased Premises are tenantable, the Lessor has no further obligation for construction (except as specified above), and Lessee acknowledges that both the Building and the Leased Premises are satisfactory in all respects.

4.	The Commencement Date of the Lease Agreement is hereby agreed to be 9th day of October 2015

5.	The Expiration Date of the Lease Agreement is hereby agreed to be the day , 2018.

All other terms and conditions of the Lease Agreement are hereby ratified and acknowledged to be unchanged.

Agreed and Executed this 9th day of October 2015.

Lessor:

By:

Name: Timothy L. Sharma d/b/a Cambridge Properties

Lessee:

KIROMIC, LLC

D-1

EXHIBIT E

LESSEE’S ESTOPPEL CERTIFICATE

Timothy L. Sharma d/b/a Cambridge Properties

7505 Fannin, Suite 512

Houston, TX 77054

RE: 7707 Fannin, Suite 140, Houston. Texas 77054

Gentlemen:

The undersigned (“Lessee”) has executed and entered into that certain lease agreement (“Lease Agreement”) attached hereto as Exhibit “A” and made a part hereof for all purposes with respect to those certain premises (“Leased Premises”) which are located in the above-referenced project (“Project”) and are more fully described in the Lease Agreement. Lessee understands that the entity to whom this letter is addressed (“Addressee”) has committed to loan or invest a substantial sum of money in reliance upon this certification by the undersigned, which certification is a condition precedent to making such loan or investment, or that Addressee intends to take some other action in reliance upon this certification.

With respect to the Lease Agreement, Lessee certifies to you the following, with the intention that you may rely fully thereon:

1.	A true and correct copy of the Lease Agreement, including any and all amendments and modification s thereto, is attached hereto as Exhibit “A”;

2.	The original Lease Agreement is dated 2015, and has been assigned, modified, supplemented or amended only in the following respects:

3.

Lessee is in actual occupancy of the Leased Premises under the Lease Agreement; the Leased Premises are known as Suite 140 of the Building; and the Leased Premises contain approximately 9,352 square feet;

4.

The initial term of the Lease Agreement commenced on                     , 2015    , and ends on                     , 2018, at a yearly base rent of One Hundred Seventy Seven Thousand Six Hundred Eighty Eight and 00/100 Dollard ($177,688.00), and no rentals or other payments in advance of the current calendar month have been paid by Lessee, except as follows:

5.	Base Rent with respect to the Lease Agreement has been paid by Lessee through ; all additional rents and other charges have been paid for the current periods;

6.	There are no unpaid concessions, bonuses, free months’ rent, rebates or other matters affecting the rent for Lessee, except as follows:

7.	No security or other deposit has been paid by Lessee with respect to the Lease Agreement except as follows:

8.

The Lease Agreement is in full force and effect and, to the best of Lessee’s knowledge, there are no events or conditions existing which, with notice or the lapse of time or both, could constitute a monetary or other default of the Lessor under the Lease Agreement, or entitle Lessee to any offset or defense against the prompt current payment of rent or constitute a default by Lessee under the Lease Agreement, except as follows:

9.

All improvements required to be made by Lessor under the terms of the Lease Agreement have been satisfactorily completed and accepted by Lessee as being in conformity with the Lease Agreement, except as follows:

10.

Lessee has no option to expand or rent additional space within the Project or any right of first refusal with regard to any additional space within the Project, other than the Leased Premises, except as follows:

11.	Lessee has no right or option to renew the Lease Agreement for any period of time after the expiration of the initial term of the Lease Agreement, except as follows:

12.

To the best of Lessee’s knowledge, any and all broker’ s leasing and other commissions relating to and/or resulting from Lessee’s execution of the Lease Agreement and occupancy of the Leased Premises have been paid in full and no broker’ s leasing or other commissions will be or become due or payable in connection with or as a result of either Lessee’s execution of a new Lease Agreement covering all or any portion of the Leased Premises or any other space within the Project or Lessee’s renewal of the Lease Agreement, except as follows:

13.

To the best of Lessee’s knowledge, the use, maintenance or operation of the Leased Premises complies with, and will at all times comply with, all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (being hereinafter collectively referred to as the Environmental Laws);

14.

The Leased Premises have not been used and Lessee does not plan to use the Leased Premises for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any petroleum product or any toxic or hazardous chemical, material, substance, pollutant or waste, except in accordance with the Lease Agreement;

15.

Lessee has not received any notices, written or oral, of violation of any Environmental Law or of any allegation which, if true, would contradict anything contained herein and, to the best of Lessee’ s knowledge, there are not writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Leased Premises, nor is Lessee aware of a basis for an y such proceeding;

16.	There are no actions, whether voluntary or otherwise, pending against Lessee under the bankruptcy or insolvency laws of the United State s or of any state.

17.	Lessee has no right of refusal or option to purchase the Leased Premises or the Project.

Dated: October 9, 2015

Very truly yours,

KIROMIC, LLC

EXHIBIT F

LESSEE’S WORKLETTER

This Workletter is executed simultaneously with, and is an Exhibit to, that certain Lease Agreement (the “Lease Agreement”), dated as of the date hereof between Timothy L. Sharma d/b/a Cambridge Properties (“Lessor”), and Kiromic, LLC, a Texas limited liability company (“Lessee”), wherein Lessee is leasing certain office space (the “Leased Premises”) in the Building, as more particularly described in the Lease Agreement. In consideration of the parties entering into the Lease Agreement and of the mutual promises and covenants hereinafter contained, Lessor and Lessee hereby agree as follows:

1.	Proposed and Final Plans.

(a)    Within 30 business days after the Effective Date, Lessee shall cause to be prepared and delivered to Lessor, for Lessor’s approval, such approval not to be unreasonably withheld, conditioned or delayed, the following proposed drawings (“Proposed Plans”) for all improvements Lessee desires to complete or have completed in the Leased Premises (the “Improvements”):

(i)    Architectural drawings (consisting of floor construction plan, ceiling lighting and lay out, power, and telephone plan). Such drawings shall include a tabulation of connected electrical load and an analysis of electrical demand load. In addition, the orientation of ceiling lights to be installed in the ceiling grid as reflected by Lessee’s ceiling lighting plans must be east/west so that Lessee’ s ceiling lights will run perpendicular to the long exterior walls on the east and west sides of the floor(s) within the Leased Premises and will run parallel to the short walls on the north and south sides of such floor(s).

(ii)    Mechanical drawings (consisting of HVAC, electrical, telephone, and plumbing). Drawings shall include a tabulation of connected electrical load and an analysis of anticipated electrical demand load.

(iii)    Finish schedule (consisting of wall finishes and floor finishes and miscellaneous details).

(b)    All architectural drawings shall be prepared at Lessee’s sole cost and expense by a licensed architect designated by Lessee and approved by Lessor, such approval not to be unreasonably withheld, conditioned or delayed, whom Lessee shall employ. Lessee shall deliver one set of reproducible architectural drawings to Lessor. All mechanical drawings shall be prepared at Lessee’s sole cost and expense by a licensed engineer designated and employed by Lessee and approved by Lessor, such approval not to be unreasonably withheld, conditioned or delayed.

(c)    Within fifteen (15) days after Lessor’ s receipt of the architectural drawings, Lessor shall advise Lessee of any changes or additional information required to obtain Lessor’ s approval.

(d)    Within fifteen (15) days after receipt of mechanical drawings, Lessor shall advise Lessee of any changes required to obtain Lessor’s approval.

(e)    If Lessor disapproves of, or requests additional information regarding the Proposed Plans. Lessee shall, within ten (10) days thereafter, revise the Proposed Plans disapproved by Lessor and resubmit such plans to Lessor or otherwise provide such additional information to Lessor . Lessor shall, within fifteen (15) days after receipt of Lessee’s revised plans, advise Lessee of any additional changes which may be required to obtain Lessor’ s approval. If Lessor disapproves the revised plans specifying the reason therefor, or requests further additional information , Lessee shall, within ten (10) days of receipt of Lessor’s required changes, revise such plans and resubmit them to Lessor or deliver to Lessor such further information as Lessor has requested. Lessor shall, again within fifteen (15) days after receipt of Lessee’s revised plans, advise Lessee of further changes, if any, required for Lessor’s approval. This process shall continue until Lessor has approved Lessee’ s revised Proposed Plans. “Final Plans” shall mean the Proposed Plans, as revised, which have been approved by Lessor and Lessee in writing. Lessor agrees not to withhold its approval unreasonably.

(f)    Neither review nor approval by Lessor of the Proposed Plans and resulting Final Plans shall constitute a representation or warranty by Lessor that such plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable Requirements, or any requirements of Lessor’s insurers, it being expressly agreed by Lessee that Lessor assumes no responsibility or liability whatsoever to Lessee or to any other person or entity for such completeness, suitability or compliance. Lessee shall not make any changes in the Final Plans without Lessor’s prior written approval, which shall not be unreasonably withheld or delayed; provided that Lessor may, in the exercise of its sole and absolute discretion, disapprove any proposed changes adversely affecting the Building’s structure, any asbestos-containing material s, systems, equipment or the appearance or value of the Building and/or which do not otherwise comply with the requirements of this Exhibit “ F”.

2.	Performance of the Improvements.

(a)    Filing of Final Plans. Permits. Lessee, at its sole cost and expense, shall file the Final Plans with the governmental agencies having jurisdiction over the Improvements. Lessee shall furnish Lessor with copies of all documents submitted to all such governmental agencies and with the authorizations to commence work and the permits for the Improvements issued by such governmental agencies. Lessee shall not commence the Improvements until the required governmental authorizations to commence such work for such work are obtained and delivered to Lessor.

(b)    Lessor Approval of Contractors. No later than five (5) business days following Lessor’s approval of the Final Plans, Lessee shall enter into a contract for construction of the Improvements with a general contractor acceptable to Lessor (the “General Contractor”), such acceptance not to be unreasonably withheld, conditioned or delayed. Lessee’s construction contract with the General Contractor shall be subject to Lessor’s prior approval, which approval shall not be unreasonably withheld. The General Contractor shall be responsible for all required construction, management and supervision, including bidding by subcontractors for the various components of the work of the Improvements. In addition , Lessee shall only utilize for purposes of mechanical, electrical, structural, sprinkler, fire and life safety, and HVAC air balancing activities those contractors as specifically designated by Lessor (collectively, the “Essential Subs’’), which list of Essential Subs shall include three (3) names each for those Essential Subs engaged in mechanical. electrical, structural or sprinkler contracting, one name for fire and life-safety and one name for HYAC air balancing. Lessee shall submit to Lessor not less than ten (10) days prior to commencement of construction the following information and items:

(i)    Names and addresses of the other subcontractors, and subcontractors (collectively, together with the General Contractor and Essential Subs, the “Lessee’s Contractors”) Lessee intend s to employ in the construction of the Improvements. Lessor shall have the right to approve or disapprove Lessee’s Contractors, such approval not to be unreasonably withheld, conditioned or delayed, and Lessee shall employ, as Lessee’s Contractors, only those persons or entities approved by Lessor. All contractors and subcontractors engaged by or on behalf of Lessee for the Leased Premises shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Lessor’s contractors and subcontractors and with other contractors and subcontractors on the job site. All work shall be coordinated with any general construction work in the Building. Lessee agrees to give the contractor employed by Lessor in the Building an equal opportunity to submit a bid for the Improvements, but Lessee shall not be obligated to hire such contractor.

(ii)    The scheduled commencement date of construction, the estimated date of completion of construction work, fixturing work, and estimated date of occupancy of the Leased Premises by Lessee.

(iii)    Itemized statement of estimated construction cost, including permits and fees, architectural, engineering, and contracting fees.

(iv)    Certified copies of insurance policies or certificates of insurance as hereinafter described. Lessee shall not permit Lessee’s Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Lessor.

(c)    Access to Leased Premises. Lessee, its employees, designers, contractors and workmen shall have access to and primary use of the Leased Premises prior to the commencement of the Term of the Lease Agreement to construct the Improvements, provided that Lessee and its employees, agents, contractors, and suppliers only access the Leased Premises via the Building freight elevator work in harmony and do not unreasonably interfere with the performance of other work in the Building by Lessor, Lessor’ s contractors, other tenants or occupants of the Building (whether or not the terms of their respective leases have commenced) or their contractors. If at any time such entry shall cause, or in Lessor’s reasonable judgment threaten to cause, such disharmony or interference, Lessor may terminate such permission upon twenty-four (24) hours’ written notice to Lessee, and thereupon, Lessee or its employees, agents, contractors, and suppliers causing such disharmony or interference shall immediately withdraw from the Leased Premises and the Building until Lessor determines such disturbance no longer exists.

(d)    Lessor’s Right to Perform. Lessor shall have the right, but not the obligation, to perform. on behalf of and for the account of Lessee, subject to reimbursement by Lessee, any of the Improvements which (i) Lessor reasonably deems necessary to be done on an emergency basis, (ii) pertains to structural components or the general Building systems, (iii) pertains to the erection of temporary safety barricades or signs during construction, (iv) affects any asbestos-containing materials. Except in case of emergency, Lessor shall give prior reasonable written notice to Lessee of its intention to perform such work.

(e)    Warranties. On completion of the Improvements, Lessee shall provide Lessor with copies of all warranties of at least one-year duration on all the Improvements. At Lessor’s request, Lessee shall enforce, at Lessee’s expense, all guarantees and warranties made and/or furnished to Lessee with respect to the Improvements.

(f)    Protection of Building. All work performed by Lessee shall be performed with a minimum of interference with other tenants and occupants of the Building and shall conform to the Rules and Regulations attached to the Lease Agreement as Exhibit “D”, and those rules and regulations governing construction in the Building as Lessor or Lessor’s agents may impose. Lessee will take all reasonable and customary precautionary steps to protect its facilities and the facilities of others affected by the Improvements and to properly police same and Lessor shall have no responsibility for any loss by theft or otherwise. Construction equipment and materials are to be located in confined areas and delivery and loading of equipment and materials shall be done at such reasonable locations and at such time as Lessor shall direct so as not to burden the operation of the Building. Lessor shall advise Lessee in advance of any special delivery and loading dock requirements. Lessee shall at all times keep the Leased Premises and adjacent areas free from accumulations of waste materials or rubbish caused by its suppliers, contractors or workmen. Lessor may require daily clean-up if required for fire prevention and life safety reasons or applicable laws and reserves the right to do clean-up at the expense of Lessee if Lessee fails to comply with Lessor’s cleanup requirements. At the completion of the Improvements, Lessee’s Contractors shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Leased Premises and Building. Any damage caused by Lessee’s Contractors to any portion of the Building or to any property of Lessor or other tenants shall be repaired forthwith after written notice from Lessor to its condition prior to such damage by Lessee at Lessee’s expense.

(g)    Compliance by all Lessee Contractors. Lessee shall impose and enforce all terms hereof on Lessee‘s Contractors and its designers, architects and engineers. Lessor shall have the right to order Lessee or any of Lessee’s Contractors, designers, architects or engineers who willfully violate the provisions of this Workletter to cease work and remove himself or itself and his or its equipment and employees from the Building.

(h)    Accidents, Notice to Lessor. Lessee‘s Contractors shall assume responsibility for the prevention of accidents to its agents and employees and shall take all reasonable safety precautions with respect to the work to be performed and shall comply with all reasonable safety measures initiated by the Lessor and with all applicable laws, ordinances, rules, regulations and orders of any public authority for the safety of persons or property. Lessee shall advise the Lessee’s Contractors to report to Lessor any injury to any of its agents or employees and shall furnish Lessor a copy of the accident report filed with its insurance carrier within three (3) days of its occurrence.

(i)    Required Insurance. Lessee shall cause Lessee’ s Contractors to secure, pay for, and maintain during the performance of the construction of the Improvements, insurance in the following minimum coverages and limits of liability:

(i)    Workmen’s Compensation and Employer’s Liability Insurance as required by law.

(ii)    Commercial General Liability Insurance (including Owner’s and Contractors’ Protective Liability) in an amount not less than $2,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $5,000,000.00. Such insurance shall provide for explosion and collapse, completed operations coverage with a two-year extension after completion of the work, and broad form blanket contractual liability coverage and shall insure Lessee’s Contractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Lessee’s Contractors, or by anyone directly or indirectly employed by any of them.

(iii)    Comprehensive Automobile Liability Insurance, including the ownership, maintenance, and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Lessee ‘ s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Lessee’s Contractors, or by anyone directly or indirectly employed by any of them.

(iv)    “All-risk” Builder’ s Risk insurance upon the entire Improvements to the full insurance value thereof. Such insurance shall include the interest of Lessor and Lessee (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Improvements and shall insure against the perils of fire and extended coverage and shall include “all-risk” Builder’s Risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism, and malicious mischief. If portions of the Improvements are stored off the site of the Building or in transit to such site are not covered under such “all-risk” Builder’s Risk insurance, then Lessee shall effect and maintain similar property insurance on such portions of the Improvements. Any loss insured under such “all-risk” Builder’s Risk insurance is to be adjusted with Lessor and Lessee and made payable to Lessor as trustee for the insureds, as their interest may appear, subject to the agreement reached by such parties in interest, or in the absence of any such agreement, then. in accordance with a final, nonappealable order of a court of competent jurisdiction. If after such loss no other special agreement is made, the decision to replace or not replace any such damaged the Improvements shall be made in accordance with the terms and provisions of the Lease Agreement including, without limitation, this Workletter. The waiver of subrogation provisions contained in the Lease Agreement shall apply to the “all-risk” Builder’ s Risk insurance policy to be obtained by Lessee pursuant to this paragraph.

All policies (except the workmen’s compensation policy) shall be endorsed to include as additional named insureds Lessor and its officers, employees, and agents, Lessor’ s contractors, Lessor’s architect, and such additional persons as Lessor may designate. Such endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation, or nonrenewal of coverage by certified mail, return receipt requested (except that ten (10) days’ notice shall be sufficient in the case of cancellation for nonpayment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by such additional insured parties. At Lessee’s request, Lessor shall furnish a list of names and addresses of parties to be named as additional insureds. The insurance policies required hereunder shall be considered as the primary insurance and shall not call into contribution any insurance then maintained by Lessor. Additionally, where applicable, such policy shall contain a cross liability and severability or interest clause.

To the fullest extent permitted by law, Lessee (and Lessee’ s Contractors) and Lessor (and its contractors) shall indemnify and hold harmless the other party, its officers, agents and employees, from and against all claims, damages, liabilities, losses and expenses of whatever nature, including but not limited to reasonable attorneys’ fees, the cost of any repairs to the Leased Premises or Building necessitated by activities of the indemnifying party’s contractors, bodily injury to persons or damage to property of the indemnified party, its employees, agents, invitees, licensees, or others, arising out of or resulting from the performance of work by the indemnifying party or its contractors. The foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge or substitution of the same, and shall not be limited in any way by any limitations on the amount or type of damages, compensation or benefits payable by or for Lessee’s Contractors under Workers’ or Workmen’s Compensation Acts, Disability Benefit Acts or other Employee Benefit Acts.

(i) Quality of Work. The Improvements shall be constructed in a first-class workmanlike manner using only good grades of material and in compliance with the Final Plans, all insurance requirements, applicable laws and ordinances and rules and regulations of governmental departments or agencies and the rules and regulations adopted by Lessor for the Building.

(k)    “As-Built” Plans. Upon completion of the Improvements, Lessee shall furnish Lessor with “as built” plans for the Leased Premises, final waivers of lien for the Improvements, a detailed breakdown of the costs of the Improvements (which may be in the form of an owner’s affidavit) and evidence of payment reasonably satisfactory to Lessor, and an occupancy permit for the Leased Premises.

(l)    Mechanics’ Liens. Lessee shall not permit any of the Lessee’s Contractors to place any lien upon the Building, and if any such lien is placed upon the Building, Lessee shall within ten (I 0) days of notice thereof, cause such lien to be discharged of record, by bonding or otherwise. If Lessee shall fail to cause any such lien to be discharged, Lessor shall have the right to have materialmen and except for the final disbursement of the Lessee Allowance, unconditional lien waivers for the last preceding draw request);

(C)    Lessee’s certification to Lessor that the amounts set forth in all contractor’ s statements are owed to Lessee’s Contractors for the Improvements performed to date;

(D)    The total cost of the Improvements based on the Final Plans, as such cost may change from time to time;

(E)    With the final draw request, Lessee shall submit to Lessor a certificate from Lessee’s architect stating that the Improvements has been completed in accordance with the Final Plans and applicable zoning, building, environmental and other laws and an unconditional waiver and release from the General Contractor and each of Lessee’s Contractors who have not theretofore delivered such unconditional waiver and release.

(iii)    Lessor will disburse the portion of the Lessee Allowance allocable to each draw request to Lessee, or at Lessor’s option directly to Lessee’s Contractors, within thirty (30) days after Lessee has submitted the required information for such draw and has otherwise complied with the requirements hereof.

(iv)    Lessor shall not be obligated to fund any portion of the Lessee Allowance until Lessor receives the security deposit described in Section 4 of this Lease Agreement.

4.	Ready for Occupancy.

Subject to the correction of the punch-list items, Lessee shall be obligated to accept the Leased Premises at such time as the Leased Premises are Ready for Occupancy. The term “Ready for Occupancy” means that Lessee has Substantially Completed (as hereinafter defined) the Improvements and other work it is obligated to perform pursuant to this Workletter, that this work shall be deemed complete, notwithstanding the fact that minor details of construction, mechanical adjustments or decoration which do not materially interfere with Lessee’s use of the Leased Premises remain to be performed (items normally referred to as “punch-list” items) and that a temporary or permanent certificate of occupancy has been issued for the Leased Premises by the applicable authority. The Leased Premises shall be deemed Ready for Occupancy even though certain other portions of the Building, which do not interfere with Lessee’s efficient conduct of its business, have not been fully completed, and even though Lessee’s furniture, furniture systems, telephones, telexes, telecopiers, photocopy machines, computers and other business machines or equipment have not been installed, the purchase and installation of which shall be Lessee’s sole responsibility. “Substantial Completion” or “Substantially Completed” means that the Improvements have been completed, as reasonably determined by Lessee’s architect, in accordance with (a) the provisions of this Lease Agreement applicable thereto, (b) the Final Plans, and (c) all applicable laws, rules and regulations, except for minor details of construction, decoration and mechanical adjustments, if any, the non-completion of which does not materially interfere with Lessee’s use of the Leased Premises or which in accordance with good construction practices should be completed after the completion of other work in the Leased Premises or the Building.

5.	Miscellaneous.

Lessee agrees that, in connection with the Improvements and its use of the Leased Premises prior to the commencement of the Term of the Lease Agreement, Lessee shall have those duties and obligations with respect thereto that it has pursuant to the Lease Agreement during the Term, except the obligation for payment of rent, and further agrees that Lessor shall not be liable in any way for injury, loss, or damage which may occur to any of the Improvements or installations made in the Leased Premises, or to any personal property placed therein, the same being at Lessee’s sole risk.

Except as expressly set forth herein, Lessor has no other agreement with Lessee and Lessor has no other obligation to do any other work or pay any amounts with respect to the Leased Premises. Any other work in the Leased Premises which may be permitted by Lessor pursuant to the terms and conditions of the Lease Agreement shall be done at Lessee’s sole cost and expense and in accordance with the terms and conditions of the Lease Agreement.

(a)    This Workletter shall not be deemed applicable to any additional space added to the original Leased Premises at any time or from time to time, whether by any options under the Lease Agreement or otherwise, or to any portion of the original Leased Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease Agreement, whether by any options under the Lease Agreement or otherwise, unless expressly so provided in the Lease Agreement or any amendment or supplement thereto.

(b)    The failure by Lessee to pay any monies due Lessor pursuant to this Workletter within the time period herein stated shall be deemed a default under the terms of the Lease Agreement, such to applicable notice and cure periods, for which Lessor shall be entitled, following the expiration of any such notice and cure periods, to exercise all remedies available to Lessor for nonpayment of Rent. All late payments shall bear interest at the Interest Rate.

(c)    Lessee shall be solely responsible to determine at the site all dimensions of the Leased Premises and the Building which affect any work to be performed by Lessee hereunder.

Executed on the 9th day of October, 2015

LANDLORD:	TENANT:

Kiromic, LLC a Texas limited liability company

By: /s/ Timothy L. Sharma	By: /s/ Scott Dahlbeck
Name: Timothy L. Sharma d/b/a	Its: Scott Dahlbeck, CEO
Cambridge Properties

EXHIBIT G

AIR CONDITIONING AND HEATING SERVICES

Lessor will furnish Building standard air conditioning and heating to the Leased Premises (other than the Laboratory Area (as defined below)) between 7:00 a.m. and 6:00 p.m. from Monday through Friday and, if requested, between 8:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays (as defined above). Upon request of Lessee made in accordance with the rules and regulations for the Building, Lessor will use its good faith efforts to furnish air conditioning and heating (other than to the Laboratory Area (as defined below)) at other times (that is, at times other than the times specified above), in which event Lessee shall reimburse Lessor for the actual cost Lessor incurs, as such cost may be adjusted from time to time, for furnishing such services. Lessee shall be billed on a monthly basis only for its actual consumption after Building hours for HVAC to the Leased Premises (other than the Laboratory Area).

The area of the Leased Premises identified as the “Laboratory Area” on the Final Plans (as defined in Exhibit “F”), shall be serviced by a dedicated HVAC unit on a twenty-four (24) hour basis. The HVAC unit for the Laboratory Area shall be separately metered and Lessor shall bill Lessee for usage on a monthly basis, which amount shall be paid within ten (10) days of receipt of such invoice. Lessee shall be solely responsible for maintenance and repair of such units in the Laboratory Area (and Lessor hereby grants Lessee, its employees, contractors or agents access to such units in the Building); provided, however, any contractor that Lessee engages for service of such units shall be subject to Lessor’s prior approval, such approval not to be unreasonably withheld, conditioned or delayed.

F-1

EXHIBIT H INSURANCE

REQUIREMENTS

LESSEE’S REQUIREMENTS

1.	Lessee’s Insurance Representations to Lessor.

A.	It is expressly understood and agreed that the insurance coverages required herein:

i.

represent Lessor Parties’ minimum requirements and are not to be construed to void or limit Lessee’s indemnity obligations as contained in the Lease Agreement nor represent in any manner a determination of the insurance coverages Lessee should or should not maintain for its own protection; and

ii.

are being, or have been, obtained by Lessee in support of Lessee’s liability and indemnity obligations under the Lease Agreement. Irrespective of the requirements as to insurance to be carried as provided for herein, the insolvency, bankruptcy or failure of any insurance company carrying insurance of Lessee, or the failure of any insurance company to pay claims accruing, shall not be held to affect, negate or waive any of the provisions of this Exhibit “H’’ or the Lease Agreement.

B.

Failure to obtain and maintain the required insurance shall constitute a breach of, and default under, this Exhibit “H” and the Lease Agreement, subject to any applicable notice and cure provisions of the Lease Agreement. Lessee will be liable for any and all costs, liabilities, damages and penalties resulting to Lessor Parties from such termination, unless a written waiver of the specific insurance requirement(s) is provided to Lessee by Lessor. In the event of any failure by Lessee to comply with the provisions of this Exhibit “H”, Lessor may, without in any way compromising or waiving any right or remedy at law or in equity, on notice to Lessee, purchase such insurance, at Lessee’s expense, provided that Lessor shall have no obligation to do so and if Lessor shall do so, Lessee shall not be relieved of or excused from the obligation to obtain and maintain such insurance amounts and coverages.

2.	Conditions Affecting All Insurance Required Herein.

A.	Cost of Insurance. All insurance coverage shall be provided at Lessee’s sole expense.

B.	Maintenance of Insurance. All insurance coverage shall be maintained in effect with limits not less than those set forth below at all times during the Term of the Lease Agreement.

C.

Status and Rating of Insurance Company. All insurance coverage shall be written through insurance companies admitted to do business in the State of Texas and rated no less than A: VII in the most current edition of A. M. Best’s Key Rating Guide and no less than A- in the most current edition of Standard & Poor Insurance Solvency Review.

D.

Non-Standard. Special and/or Unusual Exclusions, Limitations or Endorsements. All insurance coverage shall be provided to Lessor Parties in compliance with the requirements herein and shall contain no non-standard, special and/or unusual exclusions or restrictive endorsements without the prior express written approval of Lessor.

E.

Limits of Liability. The limits of liability required herein may be provided by a single policy of insurance or by a combination of primary and umbrella policies, but in no event shall the total limits of liability available for any one occurrence or accident be less than the amount required herein.

F.	Notice of Cancellation, Nonrenewal, or Material Reduction in Coverage. All insurance coverage shall contain the following express provision:

‘‘This is to certify that the policies of insurance described herein have been issued to the Insured for whom this certificate is executed and are in force at this time. In the event of cancellation, non-renewal, or material reduction in coverage affecting the certificate holder, thirty (30) days prior written notice shall be given to the certificate holder, except for cancellation for non-payment, for which ten (10) days prior written notice shall be provided.”

G.

Additional Insured Status. Additional insured status shall be provided in favor of Lessor Parties on all liability insurance required herein except workers’ compensation/ employer’s liability. Additional insured status on the general liability insurance shall be provided on ISO form 2026 or its equivalent.

H.	Waiver of Subrogation. All insurance coverage carried by Lessee, whether required herein or not, shall provide a waiver of subrogation in favor of Lessor Parties.

I.

Primary Liability. All insurance coverage required herein shall be primary to all insurance available to Lessor Parties, with Lessor Parties’ insurance being excess, secondary and non-contributing. Where necessary, coverage shall be endorsed to provide such primary liability.

J.

Deductible/Retention. No insurance required herein shall contain a deductible or self-insured retention in excess of $10,000 without prior written approval of Lessor. All deductibles and/or retentions shall be paid by, assumed by, for the account of, and at Lessee’s sole risk.

3.	Commercial General Liability Insurance.

A.

Coverage. Such insurance shall cover liability arising out of all locations and operations of Lessee, including but not limited to liability assumed under the Lease Agreement (including the total liability of another assumed in a business contract). Defense shall be provided as an additional benefit and not included within the limit of liability.

B.	Form. Commercial General Liability Occurrence form (ISO CG 0001 0798 or its equivalent).

C.	Amount of Insurance. Coverage shall be provided with limits of not less than:

I.	Each Occurrence Limit	$1,000,000
II.	General Aggregate Limit	$2,000,000
III.	Product-Completed Operations Aggregate Limit	$2,000,000
IV.	Personal and Advertising Injury Limit	$1,000,000
V.	Damage to Premises Rented to You Limit	$1,000,000
VI.	Medical Expense Limit	$5,000

D.	Required Endorsements:

I.	Additional Insured status required in 2.G., above.

II.	Aggregate Per Location: The aggregate limit shall apply separately to each location through use of an Aggregate Limit of Insurance Per Location endorsement (ISO CG 2504 1185 or its equivalent).

III.	Notice of Cancellation, Nonrenewal or Material Reduction in Coverage, as required in 2.F., above.

IV.	Personal Injury Liability: The personal injury contractual liability exclusion shall be deleted

V.	Primary Liability, as required in 2.L above

VI.	Waiver of Subrogation, as required in 2.H., above.

4.	Auto Liability Insurance.

A.	Coverage. Such insurance shall cover liability arising out of any auto (including owned, hired, and non-owned).

B.	Form. Business Auto form (ISO CA 0001 or its equivalent).

C.	Amount of Insurance. Coverage shall be provided with a limit of not less than $1,000,000.

D.	Required Endorsements:

I.	Additional Insured status required in 2.G., above.

III.	Notice of Cancellation, Nonrenewal or Material Reduction in Coverage, as required in 2.F., above.

VI.	Waiver of Subrogation, as required in 2.H., above.

5.	Workers’ Compensation/Employer’s Liability Insurance.

A.

Coverage. Such insurance shall cover liability arising out of Lessee’s employment of workers and anyone for whom Lessee may be liable for workers’ compensation claims. Workers’ compensation insurance is required, and no “alternative” forms of insurance shall be permitted. USL&H must be provided where such exposure exist.

B.	Amount of Insurance. Coverage shall be provided with a limit of not less than:

I.	Workers’ Compensation:	Statutory limits;
II.	Employer’s Liability:	$500,000 each accident;
$500,000 each disease.

C.	Required Endorsements:

I.	Notice of Cancellation, Nonrenewal or Material Reduction in Coverage, as required in 2.F., above;

II.	Waiver of Subrogation, as required in 2.H., above.

6.	Umbrella Liability Insurance.

A.	Coverage. Such insurance shall be excess over and be no less broad than all coverages described above and shall include a drop-down provision.

B.	Form: This policy shall have the same inception and expiration dates as the commercial general liability insurance required above.

C.	Amount of Insurance. Coverage shall be provided with a limit of not less than $5,000,000.

7.	Property Insurance.

A.

Coverage. Such insurance shall be provided on all of Lessee’s business personal property (including but not limited to furniture, fixtures, and equipment and all above-Building standard improvements and betterments) in the location covered by the Lease Agreement.

B.	Form. ISO Special Causes of Loss.

C.

Amount of Insurance. Coverage shall be provided in the amount 100% of replacement cost of all property required to be covered herein and in compliance with all laws, regulations or ordinances affecting such property.

D.	Required Endorsements:

i.	Agreed Value.

ii.	Ordinance or Law.

iii.	Replacement Cost.

8.	Intentionally Deleted.

9.	Intentionally Deleted.

10.	Evidence of Insurance.

A.

Provision of Evidence. Evidence of the insurance coverage required to be maintained by Lessee, represented by certificates of insurance, evidence of insurance, and endorsements issued by the insurance company or its legal agent, and must be furnished to Lessor prior to occupancy of the Leased Premises and not later than fifteen (15) days after execution of this Lease Agreement. New certificates of insurance, evidence of insurance, and endorsements shall be provided to Lessor prior to the termination date of the current certificates of insurance, evidence of insurance, and endorsements.

B.	Form

i.	All property and business income insurance required herein shall be evidenced by ACORD form 27, “Evidence of Property Insurance”.

ii.	All liability insurance required herein shall be evidenced by ACORD form 25S, “Certificate of Insurance”.

C.	Specifications. Such certificates of insurance, evidence of insurance, and endorsements shall specify:

1.	Lessor as a certificate holder with correct mailing address.

2.	Insured’s name, which must match that on the Lease Agreement.

3.

Insurance companies affording each coverage, policy number of each coverage, policy dates of each coverage, all coverages and limits described herein, and signature of authorized representative of insurance company.

4.	Producer of the certificate with correct address and phone number listed.

5.	Additional insured status required by this Exhibit “H’’.

6.	Aggregate limits per project required by this Exhibit “H”.

7.	Amount of any deductibles and/or retentions.

8.

Cancellation, nonrenewal and material reduction in coverage notification as required by this Exhibit “H”. Additionally, the words “endeavor to” and “but failure to mail such notice shall impose no obligation or liability of any kind upon Company, its agents or representatives” shall be deleted from the cancellation provision of the ACORD 25S certificate of insurance form.

9.	Primary status required by this Exhibit “H”.

10.	Waivers of subrogation required by this Exhibit “H’’.

D.	Required Endorsements. A copy of each required endorsement shall also be provided.

E.

Failure to Obtain: Failure of Lessor to demand such certificate or other evidence of full compliance with these insurance requirements or failure of Lessor to identify a deficiency from evidence that is provided shall not be construed as a waiver of Lessee’s obligation to maintain such insurance.

F.

Certified Copies: Upon request of any Lessor Party, Lessee shall provide to Lessor a certified copy of all insurance policies required herein within ten (10) days of any such request. Renewal policies, if necessary, shall be delivered to Lessor at least ten (10) days prior to the expiration of the previous policy.

11.	Definitions. For purposes of this Exhibit “H” and the Lease Agreement:

A.	ISO. “ISO” means Insurance Services Office;

B.

Lessor Parties. “Lessor Parties” means (a) Lessor, (b) any lender whose loan is secured by a lien against the Building or Land, (c) their respective shareholders, members, partners, affiliates and subsidiaries, successors and assigns, and (e) any directors, officers, employee, agents, or contractor of such persons or entities.

LESSOR’S REQUIREMENTS

1.	Property Insurance.

A.	Coverage: Such insurance shall be provided on Buildings and Building Standard improvements and betterments in the location covered by the Agreement to which this Exhibit is attached;

B	Form: ISO Special Causes of Loss;

C.

Amount of Insurance: Coverage shall be provided in the amount I 00% of replacement cost of all property required to be covered herein and in compliance with all laws, regulations or ordinances affecting such property;

D.	Required Endorsements:

i.	Agreed Value;

ii.	Ordinance or Law;

iii.	Replacement Cost;

iv.	Waiver of Subrogation

2.	Liability Insurance.

A.	Coverage: Lessor shall provide general liability insurance on the location covered by the Agreement to which this Exhibit is attached;

B.	Form: ISO Commercial General Liability Occurrence;

C.	Amount of insurance: Coverage shall be provided with limits of not less than:

I.	Each Occurrence Limit	$1,000,000
II.	General Aggregate Limit	$2,000,000
III.	Product-Completed Operations Aggregate Limit	$2,000,000
IV.	Personal and Advertising Injury Limit	$1,000,000
V.	Damage to Premises Rented to You Limit	$1,000,000
VI.	Medical Expense Limit	$5,000

D.	Required Endorsements;

I.	Additional Insured status;

II.	Waiver of Subrogation.

Said insurance shall be maintained with an insurance company authorized to do business in Texas, in amounts desired by Lessor and at the expense of Lessor (but with the same to be included in the Operating Expenses of the Building as described in Section 6 of this Lease Agreement) and payments for losses thereunder shall be made solely to Lessor. If the annual premiums to be paid by Lessor for casualty insurance shall exceed the standard rates because of Lessee’s operations within or contents of the Leased Premises or because the improvements to the Leased Premises are above Building standard, Lessee shall promptly pay the excess amount of the premium upon request by Lessor (and if necessary, Lessor may allocate the insurance costs of the Building to give effect to this sentence). Alternatively, Lessor may meet its insurance coverage hereunder through self-insurance coverage provided that the coverage thereunder is substantially similar to the coverage which would otherwise have been provided by a third party insurance carrier in order to comply with this Exhibit “H”. In the event Lessor elects to self-insure, Lessor shall have the right to assess and include within Operating Expenses the amount of the premium which would have been payable had Lessor purchased such insurance.

EXHIBIT 1

PARKING AGREEMENT

PARKING AGREEMENT

Lessor hereby agrees to make available to Lessee, during the full Term of this Lease Agreement, five (5) reserved parking permits in the lower level parking area at 7707 Fannin Street, Houston, TX (hereinafter referred to as the “Garage”) and the right to utilize up to thirty two (32) unreserved parking permits for the surface parking area (hereinafter referred to as “Surface Parking”) (hereinafter collectively referred to as the “Parking Permits”), upon the following terms and conditions:

1.

Lessee shall pay as rental for the Parking Permits the rates charged from time to time by the operator of the Garage and Surface Parking, plus all taxes applicable thereto. The initial monthly rate for each of the Parking Permits for reserved parking shall be $75.00 plus taxes and for unreserved parking shall be $45.00 plus taxes. Notwithstanding anything to the contrary contained herein, Lessee shall receive five (5) reserved parking spaces at no charge for a period of six (6) months following the Commencement Date. Said rentals shall be due and payable to Lessor or its parking manager, as designated in writing by Lessor at the address specified in Section 31 of this Lease Agreement (or such other address as may be designated by Lessor in writing from time to time), as additional rent on the first day of each calendar month during the Term.

2.	Intentionally Deleted.

3.

Lessor will issue to Lessee parking tags, stickers or access cards for the Parking Permits, or will provide a reasonable alternative means of identifying and controlling vehicles authorized to park in the contract Garage and Surface Parking. Lessee shall surrender each such tag, sticker or other identifying device to Lessor upon termination of the Parking Permit related thereto.

4.	Lessor, at its discretion, shall have the right from time to time and upon written notice to Lessee to designate the area(s) within which vehicles may be parked.

5.

If for any reason Lessor fails or is unable to provide any of the parking spaces covered by the Parking Permits to Lessee at any time during the Term or any renewals or extensions hereof, and such failure continues for five (5) business days after Lessee gives Lessor written notice thereof, Lessee’s obligation to pay rental for any parking space covered by the Parking Permits which is not provided by Lessor shall be abated for so long as Lessee does not have the use thereof space and Lessor shall use its diligent good faith efforts to provide alternative parking arrangements for the number of vehicles equal to the number of parking spaces covered by the Parking Permits not provided by Lessor. This abatement and offer of alternative parking arrangements shall be in full settlement of all claims that Lessee might otherwise have against Lessor by reason of Lessor’s failure or inability to provide Lessee with such parking space.

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6.

If the Term commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then rentals for the Parking Permits shall be prorated on a daily basis.

7.

Lessee shall defend, indemnify, defend (with counsel reasonably acceptable to Lessor) and hold harmless the Lessor Parties from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including court costs and reasonable attorneys’ fees) resulting directly or indirectly from the use of the Parking Permits.

8.

Lessor may provide parking in the Garage or Surface Parking for visitors to the Building in an area designated by Lessor and in a capacity determined by Lessor to be appropriate for the Building. Lessor reserves the right to charge and collect a fee for parking in the visitor Garage or Surface Parking in an amount determined by the operator of the Garage to be appropriate. Provided that Lessee has not defaulted under this Lease Agreement, Lessor agrees to allow Lessee to validate the parking ticket of Lessee’s visitors with a stamp or other means approved in advance by Lessor, and to bill Lessee for the parking charges so validated by Lessee on a monthly basis. Said visitor parking charges shall be due and payable to Lessor as Additional Rent within ten (10) days after Lessee’s receipt of such written statement. Alternatively, Lessor may establish a parking validation program whereby tenants may, at their option, purchase prepaid parking validation stickers or other means of identification for specific increments of visitor parking charges, which the tenants may then distribute to their visitors and invitees to be submitted to the Garage and Surface Parking attendant as payment for the applicable increment of visitor parking charge.

9.

Upon the occurrence and during the continuance of an Event of Default under the Lease Agreement, Lessor shall have the right (in addition to all other rights, remedies and recourse hereunder and at law) to terminate the Parking Permits without prior notice or warning to Lessee.

10.

Lessor shall have the right to relocate the Garage or Surface Parking to any future parking facilities Lessor may construct on the Land or on other land within a reasonable proximity thereto. If the parking spaces provided hereunder are on a surface lot, Lessor shall have the right to relocate such spaces to any parking garage which Lessor may construct on the Land or on other land within a reasonable proximity thereto.

A condition of any parking shall be compliance by the parker with Garage and Surface Parking rules and regulations, including any sticker or other identification system established by Lessor. The following rules and regulations are in effect until notice is given to Lessee of any change. Lessor reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the Garage and Surface Parking as it deems necessary for the operation of the Garage and Surface Parking. Lessor may refuse to permit any person who violates the rules to park in the Garage and Surface Parking, and any violation of the rules shall subject the car to removal.

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PARKING RULES AND REGULATIONS

1.	Cars must be parked entirely within the stall lines painted on the floor and surface area.

2.	All directional signs and a1Tows must be observed.

3.	The speed limit shall be five (5) miles per hour.

4.	Parking prohibited:

(a)	in areas not striped for parking

(b)	in aisles

(c)	where “no parking” signs are posted

(d)	in cross-hatched areas

(e)	in spaces reserved for exclusive use by designated Lessees

(f)	in such other areas as may be designated by Lessor or Lessor’s agent(s).

5.

Parking stickers or any other device or form of identification supplied by Lessor shall remain the property of Lessor and shall not be transferable. There will be a replacement charge payable by Lessee equal to the amount posted from time to time by Lessor for loss of any magnetic parking card or parking sticker.

6.	Garage and Surface Parking managers or attendant s are not authorized to make or allow any exceptions to these Rules and Regulations.

7.	Every parker is required to park and lock his own car. All responsibility for damage to cars or persons is assumed by the parker.

8.	Lessee is required to give Lessor, upon Lessor’s request, a list of employees parking in the Garage and Surface Parking which shall include year, make and model of car and license number.

Failure to promptly pay the rent required hereunder or persistent failure on the part of Lessee or Lessee’s designated parkers to observe the Rules and Regulations above shall give Lessor the right to terminate Lessee‘s right to use the parking structure or surface lots. No such termination shall create any liability on Lessor or be deemed to interfere with Lessee’s right to quiet possession of its Leased Premises.

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